Exhibit 10.13

                     MEMBERSHIP INTEREST PURCHASE AGREEMENT

      MEMBERSHIP INTEREST PURCHASE AGREEMENT (the "Agreement") dated the 24th day of May, 2005 between Limco-Airepair, Inc., an Oklahoma corporation (hereinafter referred to as the "Purchaser"), and Claude L. Buller, Thomas W. Ferrell, Paul R. Hilliard and Jim Taylor (collectively referred to as "Members") and Piedmont Aviation Component Services, L.L.C., a North Carolina limited liability company (hereinafter referred to as "Company", and collectively with the Members referred to as "Seller").

                                    RECITALS

      A. Members are the owners of all outstanding ownership units evidencing their membership interest in the Company as have been issued by the Company as follows:

                                        Units Owned     Percentage
            Claude L. Buller               9,900            33%
            Paul R. Hilliard               9,900            33%
            Thomas W. Ferrell              9,900            33%
            Jim Taylor                       300            01%
                                        --------        ------
            TOTAL ISSUED AND
            OUTSTANDING UNITS             30,000           100%

which units of membership interests are fully paid and non assessable by the Company.

      B. The Company conducts business as an authorized and fully licensed and/or authorized or recommended aviation Repair Station or authority for, among others, Honeywell Aerospace, McCauley and Hartzell Propeller, in the overhaul, repair, maintenance, service and supply of, among other products, Propellers, Landing Gear and APU/LRU units, and products made in its machine shop with metal finishing capability, as well as supplying parts through brokerage some of which products and activities are limited in scope by the United States Department of Transportation, Federal Aviation Administration Air Agency Certificate Nos. QKPR504X (issued August 10, 2004) and QWPR503X (issued September 21, 2004), all of which licenses, certificates and authorities are fully and properly issued and are not now suspended, revoked, or in default or under suspension or revocation proceedings or notifications. (hereinafter referred to as the "Company's Business")

      C. The Purchaser desires to purchase all units of membership interest from the Members free and clear of any and all liens, judgments, orders, decrees or encumbrances of any kind in order to have 100% ownership of the Company and thus acquire all of the Company's business free an clear of all liens debts, obligations of whatever kind or character except for those obligations specifically assumed by the Purchaser as are hereinafter described in this Agreement (e.g., obligations identified in the audited financial statement of December 31, 2004 and acquired in the normal course of business since that date to date of Closing as is specifically described hereinafter).

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MEMBERSHIP INTEREST AGREEMENT
PAGE 2

      D. Upon execution of this Agreement by the parties hereto, the foregoing recitals A, B, and C shall be deemed to be true and correct and to form a material part of the inducement for Purchaser to enter this Agreement.

      NOW, THEREFORE, in consideration of the covenants, agreements, representations, and warranties contained in this Agreement, the parties hereto hereby agree as follows:

                                   ARTICLE I.
                   PURCHASE AND SALE OF MEMBERSHIP INTERESTS;
                   COMPANY'S BUSINESS; PURCHASE PRICE; CLOSING

      1.1 PURCHASE AND SALE OF MEMBERSHIP INTERESTS. Subject to the terms and conditions of this Agreement, on the Closing Date (as defined herein) the Members shall sell, transfer, convey, assign, and deliver to the Purchaser, and the Purchaser shall purchase, acquire, and accept from the Members, all of the Member's right, title, and interest in and to the membership interest (also referred to as "ownership units") of the Company (and any evidence of such ownership such as certificates), the purpose being to vest in the Purchaser title to all of the ownership units, right and interest in the Company; the Purchaser thereby becoming the sole member and owner of the Company, and as such indirectly acquiring all of the assets owned and controlled by the Company, inclusive of any and all intellectual property, trade names, patents, copyrights, proprietary information, trade secrets, rolling stock, equipment, inventory, goods, materials of every kind as are used, employed and stored for the purpose of operating the Company's Business.

      1.2 EXCLUDED ASSETS. No assets owned by the Company are excluded from this sale.

      1.3 ASSUMPTION OF LIABILITIES OR OBLIGATIONS. Notwithstanding anything to the contrary in this Agreement, the Company shall retain and remain obligated for and the Purchaser, as the sole member and owner of the Company, shall assume all liabilities or obligations of the Company accruing, accrued and as are disclosed in the Audited Financials dated December 31, 2004, as well as those debts and obligations entered into or incurred in the normal course of operating the business of the Company from and after December 31, 2004 until Closing, and as are fully set forth on the monthly Financial Statements of the Company since December 31, 2004 (which have been provided to the Purchaser prior to Closing), or as are recorded in Company's normal business records, (e.g., accounts payable, payroll ledger and the like records has have been supplied to the Purchaser prior to Closing) and/or the DISCLOSURE SCHEDULE 1.3 ASSUMED DEBTS AND OBLIGATIONS, which is attached and made a part hereof. No other liabilities of the Company are assumed and shall be deemed to be undisclosed liabilities and subject to the indemnity provisions of Article IX of this Agreement in the event of subsequent claims for payment lodged against the Purchaser.

            (a) At Closing, Purchaser shall pay and satisfy in full all financial obligations of the Company under that Promissory Note executed by the Company and payable to Blue Ridge Investors, II Limited Partnership, dated November 18, 2002, in the original amount of $2,000,000.00, as the same may have been modified or amended from time to time.

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MEMBERSHIP INTEREST AGREEMENT
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            (b) At Closing, Purchaser shall pay in full and satisfy all obligations of the Company under that Credit and Security Agreement executed by the Company, as Borrower, and Whitehall Business Credit Corporation, as Lender, on November 15, 2002, and the documents and instruments pursuant thereto, including that Revolving Credit Note in the original principal amount of $7,500,000.00; that Term Loan Note in the original principal amount of $675,000.00; and that Capital Expenditures Loan Note in the original principal amount of $500,000.00, as the foregoing may have been modified or amended from time to time. At Closing, the aggregate amount of the obligations under the above-described Whitehall loan shall not exceed $7,500,000.00.

      1.4 PURCHASE PRICE. The aggregate consideration for the Purchase of the Membership Interests and Company's Business transferred to Purchaser ("Transferred Membership Interest") shall be $5,500,000 payable in cash or certified funds at Closing.

                                   ARTICLE II.
                  REPRESENTATIONS AND WARRANTIES OF THE SELLER

      Except as otherwise set forth in the schedules attached to this Agreement by reference to specific sections of this Agreement (hereinafter collectively referred to as the "DISCLOSURE SCHEDULE"), the Seller represents and warrants to the Purchaser as set forth below:

      2.1 ORGANIZATION AND GOOD STANDING. The Company is a limited liability company duly organized, validly existing, and in good standing under the laws of the State of North Carolina, and (a) is duly qualified to transact business as a limited liability company and is in good standing in every other jurisdiction within the United States in which the conduct of its business requires it to be so qualified, (b) to the extent it has its EASA Repair Certificate, the Company is duly qualified to transact business as a limited liability company and is in good standing in every European jurisdiction in which the conduct of its business requires it to be so qualified, and (c) to Seller's knowledge, is duly qualified to transact business as a limited liability company and is in good standing in every other jurisdiction outside of the United States and Europe in which the conduct of its business requires it to be so qualified. Copies of the Articles and/or Certificate of Organization or Formation and the Operating Agreement of the Company and all amendments thereto as presently in effect, as well as any minutes of Members' or managers' meetings, and requisite notices and or waivers of notice fully endorsed have been delivered to the Purchaser and are complete and correct as of the date hereof.

      2.2 AUTHORIZATION. Subject to receiving the approval of the Company's managers, the Seller has full power and authority to enter into this Agreement, both individually, and as authorized by the Members and managers of the Company and as is allowable under the Company's Operating Agreement), inclusive of all exhibits and schedules hereto, and all agreements contemplated herein (this Agreement and all such exhibits, schedules, and other agreements being collectively referred to herein as the "Acquisition Documents"), to perform its obligations hereunder and there under, to assign, transfer, sale and convey the units of Membership Interest purchased hereunder, and to carry out the transactions

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MEMBERSHIP INTEREST AGREEMENT
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contemplated hereby and thereby. The Managers of the Company have taken, or will take before the Closing Date, all actions required by law, its Operating Agreement or otherwise to authorize (i) the execution and delivery of this Agreement and the other Acquisition Documents, and (ii) the performance of its obligations hereunder and there under. This Agreement has been duly executed and delivered by the Seller and upon the execution and delivery of the remaining Acquisition Documents by a duly authorized Members and managers of the Company, the remaining Acquisition Documents will have been duly executed and delivered by the Seller, and this Agreement is and such other Acquisition Documents will be, upon due execution and delivery thereof, the legal, valid, and binding obligations of the Seller enforceable according to their terms

      2.3 TITLE TO OWNERSHIP UNITS TRANSFERRED. Except as set forth below in this Section 2.3, the Members own and have good and marketable title to all ownership units evidencing their Transferred Membership Interest, free and clear of all Liens. Seller hereby specifically discloses to Buyer (a) that Blue Ridge Investors, II Limited Partnership holds a warrant to acquire additional membership units in the Company, (ii) that there are restrictions on the transfer of the Membership Interest contained in the Company's Operating Agreement, and (iii) that there are rights of first refusal and restrictions on the transfer of the Membership Interest contained in that Loan and Purchase Agreement between the Company and Blue Ridge Investors, II Limited Partnership, dated November 18, 2002, and an option in favor of Member Jim Taylor to obtain up to five percent (5%) of all outstanding Membership Interest. As specified in
Section 6.4, it is a condition precedent to Closing this Agreement that (i) the warrant and any other rights or interests in the Company held by Blue Ridge Investments II, Limited Partnership shall be terminated and released and (ii) Jim Taylor terminate and release any and all option rights he may have to acquire additional units of ownership or future Membership Interests.

      2.4 TITLE TO PROPERTIES; ABSENCE OF LIENS AND ENCUMBRANCES. The Company has good and marketable title to or a valid leasehold interest in all of its properties and assets, tangible and intangible, free and clear of all liens, mortgagees and encumbrances except for (i) those set forth in the DISCLOSURE
SCHEDULE 2.4, LIST OF LIENS, MORTGAGES AND OTHER ENCUMBRANCES attached, (ii) liens for current taxes not yet due and payable, and (iii) such other minor imperfections of title and encumbrances, if any, that do not, in the aggregate, have a material adverse effect on the Company's Business, assets, or financial condition of the Company (collectively hereinafter referred to as the "Permitted Liens"). To Seller's knowledge, there is no material asset used or required by the Company in the conduct of Company's Business, which is not owned by the Company or licensed or leased to it pursuant to one of the licenses or leases listed in DISCLOSURE SCHEDULE 2.6, LIST OF LEASES AND LICENSES.

      2.5 OWNED REAL PROPERTY. The Company and Sellers own no right, title or interest in or to any real property (other than leasehold interests) nor do they have any options to purchase any real property used by the Company in conjunction with operation and conduct of Company's Business.

      2.6 LEASES. DISCLOSURE SCHEDULE 2.6, LIST OF LEASES AND LICENSES attached hereto contains a complete list of (i) each lease pursuant to which the Company leases, as lessee, any real property interest and (ii) each lease pursuant to which the Seller leases, as lessee, any

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MEMBERSHIP INTEREST AGREEMENT
PAGE 5

type of property (real or personal) in which the Purchaser's inability to acquire the Seller's rights there under would have a material adverse effect upon the business assets or financial condition of the Company and in which the rental payments pursuant to such lease exceed $ 10,000 per annum. Each such lease is valid and binding and is in full force and effect, subject only to exceptions based on bankruptcy, insolvency, or similar laws of general application, and there are no existing defaults by any party to any such lease, or any condition, event, or act known to the Seller which, with notice or lapse of time or both, would constitute such a default. Without limiting the foregoing, the Seller is not in default under any of such leases, and the Seller has not received any notice from any person asserting a default by the Seller under any such lease.

      2.7 NO VIOLATION. Except as set forth on DISCLOSURE SCHEDULE 2.7, none of
(i) the execution and delivery of this Agreement or any of the other Acquisition Documents by the Seller, (ii) the performance by the Seller of its obligations hereunder or there under, (iii) the consummation of the transactions contemplated hereby or thereby after the Closing, will (A) violate any provision of the Certificate of Organization or Formation Articles of the Company, or the Operating Agreement under which the Company operates; (B) violate, or be in conflict with, or constitute a default under or breach of, or permit the termination of, or cause the acceleration of the maturity of, any indenture, mortgage, contract, commitment, debt, or obligation of the Seller, which violation, conflict, default, breach, termination, or acceleration, either individually or in the aggregate with all other such violations, conflicts, defaults, breaches, terminations, and accelerations, would have a material adverse effect on the operations, business, assets, or financial condition of the Company or the Transferred Member Interests; (C) except for the consent of Managers, require the consent of any other party to or result in the creation or imposition of any Lien upon any property or assets of the Company or the Transferred Membership Interest under any indenture, mortgage contract, commitment, debt or obligation of or to which the Seller is a party or by which the Seller is bound; (D) violate any statute, law, judgment, decree, order, regulation, or rule of any court or governmental authority to which the Seller or the Transferred Membership Interests are subject; or (E) result in the loss of any material license, privilege, or certificate benefiting the Company. Purchaser acknowledges and agrees that the items listed on Disclosure Schedule
2.7 are agreements and instruments to which the Company is a party (or permits and licenses held by the Company), which may be violated upon transfer of the Transferred Membership Interest by the Members to Purchaser, and for which Purchaser may need to obtain consent, approval, or authorization. As specified in Section 5.4, it is a condition of this Agreement, it is a condition precedent to Closing that Purchaser obtain such consents, approvals, or authorizations.

      2.8 CONSENTS AND APPROVALS OF GOVERNMENTAL AUTHORITIES. Except as set forth on DISCLOSURE SCHEDULE 2.8, no consent, approval, or authorization of, or declaration, filing, or registration with, any governmental or regulatory authority is required to be made or obtained by the Seller in connection with the execution, delivery, and performance of this Agreement or any of the other Acquisition Documents by the Seller. Purchaser acknowledges and agrees that the items listed on Disclosure Schedule 2.8 are permits and licenses held by the Company, for which Purchaser may need to obtain governmental consent, approval, or authorization. As specified in Section 5.4, it is a condition of this Agreement, it is a condition precedent to Closing that Purchaser obtain such consents, approvals, or authorizations.

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MEMBERSHIP INTEREST AGREEMENT
PAGE 6

      2.9 FINANCIAL STATEMENTS.

            (a) DELIVERY. THE Seller has delivered to the Purchaser true and complete copies of the Company's audited financial statements including balance sheets, statements of operations and retained earnings, and statements of changes in financial position, as of and for the years ended December 31, 2004 (the "Audited Financials") as well as its un-audited financial statements, including balance sheets, statements of operations and retained earnings, and statements of changes in financial position, as of and for the months and/or quarters from and after December 31, 2004 until the month preceding the month Closing occurs, and thereafter internally generated financial statements up to the date of Closing (such un-audited financial statements (income and expense statement, as well as the balance sheet) of the Company and any notes thereto being hereinafter referred to as the Company's "Financial Statements."

            (b) ACCURACY. The Audited Financials, Financial Statements are materially true and correct and fairly present the financial condition of the Company as of the respective dates thereof and the results of operations of the Company for the periods then ended in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved.

      2.10 ABSENCE OF CERTAIN CHANGES. Since the most recent period of time for which the Financial Statements apply and until the date of Closing, the Company has not:

            (a) Suffered any material adverse change in its working capital, condition (financial or otherwise), assets, liabilities, reserves, business operations, or prospects;

            (b) Suffered any damage, destruction, or loss, whether covered by insurance or not, materially adversely affecting its business operations, or prospects, assets, or condition, financial or otherwise;

            (c) Permitted or allowed any of its property or assets (real, personal, or mixed, tangible or intangible) to be subjected to any mortgage, pledge, security interest, conditional sale, or other title retention agreement, encumbrance, lien, easement, claim, right of way, warrant, option, or charge of any kind (individually and collectively hereinafter referred to as a "Lien"), except Permitted Liens;

            (d) Created or incurred any liability (fixed, absolute, accrued, contingent, or otherwise) except for unsecured current liabilities incurred for other than money borrowed, and liabilities under contracts entered into in the ordinary course of business and for amounts and for terms consistent with past practice;

            (e) Canceled or compromised any debts, or waived or permitted to lapse, any material claims or rights, or sold, transferred, or otherwise disposed of any of its properties or assets (real, personal, or mixed, tangible or intangible), except in the ordinary course of business and consistent with past practice;

            (f) Transferred or granted any concessions, leases, licenses, or agreements with respect to or disposed of or permitted to lapse any rights to the use of any patent,

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MEMBERSHIP INTEREST AGREEMENT
PAGE 7

registered trademark, servicemark, trade name, or copyright material to the business of the Company (all of which are listed on Schedule 2.11), or disposed of or disclosed to any person any material, trade secret, formula, process, or know-how not theretofore a matter of public knowledge;

            (g) Entered into any material commitment or transaction not in the ordinary course of business and consistent with past practice or made any capital expenditures or commitments for any additions to property, plant, or equipment that in the aggregate exceed $5,000;

            (h) Paid, loaned, or advanced any amount to, or sold, purchased, transferred, or leased any properties or assets (real, personal, or mixed, tangible or intangible) to or from, or entered into any agreement or arrangement with, any of its Company Members, managers, or employees, or any family member of any of its members, managers or employees, or any partnership, company, corporation or other entity controlled by, controlling, or under common control with it, or any partner, officer, director or employee of any such corporation or other entity, or any such individual's family members;

            (i) Purchased, redeemed, issued, sold, or otherwise acquired or disposed of, directly or indirectly, any membership interests, options, warrants, bonds, notes, or other securities, or rights to purchase or convert into any securities of the Company;

            (j) Declared or paid, or set aside funds in anticipation of, any dividends or other distributions of Company funds for any Member or Manager of the Company;

            (k) Made any acquisition or disposition of assets except in the ordinary course of business, consistent with past practice;

            (l) Introduced any material change with respect to the operation of its business, including, without limitation, its method of accounting;

            (m) Except for sales of inventories in the ordinary course of business, sold or otherwise disposed of, or entered into or agreed to enter into any agreement or other arrangement to sell or otherwise dispose of, any of its assets, properties, or rights or any agreement or other arrangement which requires the consent of any party to the transfer and assignment of any such assets, properties, or rights;

            (n) Paid or agreed to pay any bonus or extraordinary payment to any employee or Member (including payment by the Company of attorney fees related to this transaction) or changed or agreed to change in any material respect the compensation of any employee; or

            (o) Agreed, whether in writing or otherwise, to take any action described in this Section.

      2.11 PATENTS, TRADEMARKS, TRADE NAMES. Except as set forth on DISCLOSURE
SCHEDULE 2.11, the Seller owns, is licensed, or otherwise has the full right to use all patents, trademarks, servicemarks, trade names, and copyrights used in the business of the Company as currently

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MEMBERSHIP INTEREST AGREEMENT
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conducted. DISCLOSURE SCHEDULE 2.11, INTELLECTUAL MATERIALS OWNED OR CONTROLLED
BY COMPANY, attached hereto contains a complete and accurate list of (i) all patents, trademarks, servicemarks, trade names, copyrights, technology, know-how, recipes, and processes used or proposed to be used by the Seller in operation of the Company's Business, all applications therefore, and all licenses and other agreements relating thereto, and (ii) all agreements relating to technology, know-how, recipes, or processes that the Seller is licensed or authorized to use by others or licenses or authorizes others to use. Except as set forth in any of such licenses or agreements, the Seller has the sole and exclusive right to use its patents, trademarks, servicemarks, trade names, copyrights, technology, know-how, recipes, and processes identified in DISCLOSURE SCHEDULE 2.11 hereto, and no consent of any third party is required for the use thereof by the Company upon completion of the transfer of the Transferred Membership Interest to Purchaser. No claims have been asserted by any person to the use of any such patents, trademarks, servicemarks, trade names, copyrights, technology, know-how, recipes, or processes, or challenging or questioning the validity or effectiveness of any such license or agreement, and the Seller knows of no valid basis for any such claims. The Seller has not received any notice or is aware of any facts or alleged facts indicating that the use of such patents, trademarks, servicemarks, trade names, copyrights, technology, know-how, recipes, or processes by the Company infringes on the rights of any other person. No additional proprietary rights other than those listed on Disclosure SCHEDULE 2.11 hereto are necessary or material to the conduct the Company's Business.

      2.12 LITIGATION. DISCLOSURE SCHEDULE 2.12, LITIGATION AND POTENTIAL CLAIMS, which is attached hereto sets forth all actions, claims, proceedings, and investigations ("Actions"), including without limitation Actions for personal injuries, products liability, or breach of warranty arising from products sold by the Company, pending or to Seller's knowledge threatened against the Company, any properties or rights of the Company (including, without limitation, the patents, trademarks, servicemarks, trade names, copyrights, technology, know-how, recipes, or processes listed in DISCLOSURE SCHEDULE 2.11 hereto), or the transactions contemplated by this Agreement or any other Acquisition Document before any court, arbitrator, or administrative or governmental body. To the best knowledge of the Seller, no state of facts exists or has existed that would constitute grounds for the institution of any Action against the Company or against any properties or rights of the Company or the transactions contemplated by this Agreement or any other Acquisition Document. The Seller is not subject to any judgment, order, or decree entered in any lawsuit or proceeding that has materially adversely affected, or that can reasonably be expected to materially adversely affect, the transactions contemplated by this Agreement, the Seller, or the Transferred Membership Interest in the Company, including, without limitation, the Company's Business practices and its ability to acquire any property or conduct business in any way.

      2.13 TAX RETURNS AND PAYMENTS. All of the tax returns and reports of the Company or respecting the operations of the Company required by law to be filed on or before the date hereof have been duly and timely filed or extended and all taxes shown as due thereon have been either paid or are accrued in liquid form and saved for future payment thereof. There are in effect no waivers of any applicable statute of limitations related to such returns. No liability for any tax will be imposed upon the Transferred Membership Interest in the Company or the Company's Business or its assets with respect to any period before the Closing Date for which there is not an adequate reserve reflected in the balance sheet and

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MEMBERSHIP INTEREST AGREEMENT
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held in cash form. The provisions of this Section 2.13 shall include, without limiting the generality of this Section, all reports, returns, and payments due under all federal, state, or local laws or regulations relating to income, sales, use and withholding taxes, withholding obligations, unemployment insurance, Social Security, workers' compensation, and other obligations of the same or of a similar nature. The Seller is not subject to any open audit in respect of its taxes, no deficiency assessment or proposed adjustment for taxes is pending, and the Seller has no knowledge of any liability, whether or not proposed, for any tax with respect to any period through the date hereof to be imposed upon any of its properties or assets for which there is not an adequate reserve (in cash) reflected in its respective Audited Financials and Financial Statements.

      2.14 BANKS. DISCLOSURE SCHEDULE 2.14, BANK ACCOUNTS, which is attached lists all the names and locations of all banks, trust companies, savings and loan associations, and other financial institutions at which the Company maintains accounts or lock boxes and the corresponding account numbers, if any, relating to the Company and the names of all persons authorized to draw on such accounts or who have access to such boxes.

      2.15 INSURANCE. DISCLOSURE SCHEDULE 2.15, INSURANCE POLICIES, which is attached contains (i) a complete and accurate description of the Company's self-insurance practices and items covered by such self-insurance, if any and
(ii) a complete list of all material policies of fire, liability, workers' compensation, products liability and other forms of insurance owned or held by or for the benefit of the Company (collectively, the "Insurance Policies"). The Seller has delivered to the Purchaser true and complete copies of the Insurance Policies, along with copies of all past Insurance Policies reasonably available after due and diligent search. To Seller's knowledge the Company's tangible real and personal property and assets, whether owned or leased, are insured by reputable insurance companies licensed to do business in the state in which such property is located in such amounts customarily carried by comparable businesses, and as is required by any agreements with licensors and/or customers except to the extent that any failures to insure would not, in the event of a loss, have a material adverse effect upon the Company's Business. All such Insurance Policies are and will remain in full force and effect through the Closing Date and, to the best knowledge of the Seller; there is no notice of or basis for any modification, suspension, termination, or cancellation of any Insurance Policy.

      2.16 CONTRACTS AND COMMITMENTS.

            (a) DISCLOSURE SCHEDULE 2.16, CONTRACT COMMITMENTS, which is attached hereto, contains a complete list of each contract and commitment of the Seller that is material to the operations, assets, and business or financial condition of the Company or that by its terms can reasonably be expected to require future payment by or to the Company of $10,000 or more, including but not limited to the following:

                  (i) All employment contracts and commitments between the Company and its employees, other than those terminable by the Company at will and without payment or penalty;

                  (ii) All collective bargaining agreements and union contracts to which the Company is a party;

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MEMBERSHIP INTEREST AGREEMENT
PAGE 10

                  (iii) All contracts or commitments, written or oral, with distributors, brokers, manufacturer's representatives, sales representatives, service or warranty representatives, customers, and other persons, firms, or corporations engaged in the sale or distribution of the Company's products or services;

                  (iv) All purchase orders issued by the Company in excess of $20,000, all sales orders received by the Seller in excess of $25,000 and all purchase or sales orders that call for delivery or performance on a date more than one year from the date of this Agreement;

                  (v) All contracts and arrangements between the Company or any person or entity that controls, is controlled by, or is under common control with, the Seller or any family member of any such person (such entity or person, being hereinafter referred to as an "Affiliate");

                  (vi) All contracts and arrangements, written or oral, under which the Company is either a bailor or bailee including without limitation contracts for the bailment of Aircraft;

                  (vii) All agreements pursuant to which the Company acquired its Trade Name or a substantial portion of its assets; and

                  (viii) All other contracts and commitments of the Company (excluding leases for the purpose of this Section 2.16(a)) and instruments reflecting obligations for borrowed money or for other indebtedness or guarantees thereof.

            (b) At the Purchaser's request, the Seller shall deliver or cause to be delivered to the Purchaser full and complete copies of the documents identified above and all such other agreements and instruments as the Purchaser may reasonably request.

            (c) The Seller is not a party to any written agreement that would restrict it from carrying on any line of business anywhere in the world.

            (d) Each of the contracts listed on DISCLOSURE SCHEDULE 2.16 is valid and binding, and each of the contracts binding on the Company (whether or not listed on DISCLOSURE SCHEDULE 2.16) has been entered into in the ordinary course of business. To Seller's knowledge, neither the Company nor any other party hereto is in default under or in breach or violation of, and neither the Company nor any other party hereto has received notice of any asserted claim of default by any other party under, or a breach or violation of, any of the contracts, agreements, and commitments described in this Section 2.16, including without limitation, any licensing or usage agreements with respect to the technology that the Company now uses or currently intends and plans to use.

      2.17 DISTRIBUTORS AND CUSTOMERS. To the Seller's best knowledge, it enjoys good working relationships under all of its distributor, sales representative, and similar agreements necessary to the normal operation of Company's Business. Except as set forth on DISCLOSURE SCHEDULE 2.17, the Seller has no knowledge or basis for knowledge that any customer or group of related customers (i.e., any customers who are directly or indirectly

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MEMBERSHIP INTEREST AGREEMENT
PAGE 11

through one or more intermediaries under common control), who, for the fiscal year ended 2004 and during each of the two preceding fiscal years accounted for more than 10% in aggregate volume of gross sales of the Company, has terminated or expects to terminate a material portion of its normal business with the Company.

      2.18 FRINGE BENEFIT PLANS.

            (a) LIST OF PLANS. DISCLOSURE SCHEDULE 2.18, BENEFIT PLANS, which is attached, contains a true and complete list and summary description of, and the Company has delivered to the Purchaser true and complete copies of, each pension, retirement, profit-sharing, stock purchase, stock option, vacation, deferred compensation, bonus or other incentive plan, or other employee benefit program, arrangement, agreement, or understanding, or medical, vision, dental, or other health, plan, or life insurance or disability plan, or any other employee benefit plans, including, without limitation, any "employee benefit plan" as defined in section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"'), whether formal or informal, written or oral, to which the Seller contributes, or is a party, or is bound, or under which it may have liability, and under which employees or former employees of the Company (or their beneficiaries) are eligible to participate or derive a benefit. Each employee benefit plan which is a "group health plan" as such term is defined in section 162(i)(2) of the Internal Revenue Code of 1986, as amended (the "Code"), satisfies the applicable requirements of section 4980B of the Code. Except as described on DISCLOSURE SCHEDULE 2.18, the Company does not have the intention or commitment, whether legally binding or not, to create any additional plan, practice, or agreement, or to modify or change any existing plan, practice, or agreement that would affect any employee or terminated employee of the Seller, and benefits under all employee benefit plans are as represented and have not been and will not be increased after the date on which documents have been provided.

            (b) REPRESENTATIONS WITH RESPECT TO PLANS. Except as disclosed on DISCLOSURE SCHEDULE 2.18, the Company does not sponsor, maintain, or contribute to any employee benefit plans within the meaning of section 3(3) of ERISA, which are subject to Title I of ERISA (the "ERISA Plans"). Each pension plan within the meaning of section 3(2) of ERISA ("Pension Plan") is identified on DISCLOSURE SCHEDULE 2.18. The following representations are made with regard to the ERISA Plans or the Pension Plans, if any and so limited:

                  (i) The Company does not contribute to, or have an obligation to contribute to, or has at any time contributed to or had an obligation to contribute to, sponsor, or maintain, or at any time has sponsored or maintained, a multiemployer plan within the meaning of section 3(37) of ERISA and the Company has not incurred any withdrawal liability, or suffered a "complete withdrawal" or a "partial withdrawal" with respect to a multiemployer plan;

                  (ii) The Pension Plans are qualified plans, have remained qualified under the Code since inception and have been determined by the Internal Revenue Service ("IRS") to be so qualified, and the IRS has taken no action to revoke such determination or qualification;

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MEMBERSHIP INTEREST AGREEMENT
PAGE 12

                  (iii) The Company has, in all material respects, performed all obligations, whether arising by operation of law, contract, or past custom, required to be performed under or in connection with the ERISA Plans, and the Company does not have any knowledge of any default or violation by any other party with respect to the ERISA Plans;

                  (iv) To Seller's knowledge, the Company has complied in all material respects with ERISA, and, where applicable, the Code, regarding the ERISA Plans;

                  (v) All reports and disclosures relating to the ERISA Plans required to be filed with or furnished to governmental agencies, plan participants, or plan beneficiaries have been or will be filed or furnished in accordance with applicable law in a timely manner;

                  (vi) There are no Actions pending (other than routine claims for benefits) or, to the knowledge of the Seller threatened, against any ERISA Plan or against the assets funding any ERISA Plan;

                  (vii) Full payment has been or will be made, in accordance with section 404(a)(6) of the Code, of all amounts which the Company is required to pay under the terms of the Pension Plans as contributions to the Pension Plans as of the last day of the most recent plan year of the Pension Plans ended before the date of this Agreement, and neither the Pension Plans nor the trusts established there under have incurred any "accumulated funding deficiency" (as defined in section 302 of ERISA and section 412 of the Code), whether or not waived, as of the last day of the most recent plan year of the Pension Plans ended before the date of this Agreement;

                  (viii) The Company maintains adequate accruals on its books to reflect accrued contributions to each of the Pension Plans for the current plan year and to reflect accrued medical and dental claims incurred, but not yet paid, under the terms of any ERISA Plan which is a welfare plan within the meaning of section 3(1) of ERISA (a "Welfare Plan");

                  (ix) No transaction has occurred with respect to the Pension Plans or the assets thereof which could result in the imposition on the Seller or the administrators or trustees under the Pension Plans, either directly or indirectly, of taxes or penalties imposed under section 4975 of the Code or section 502(i) of ERISA;

                  (x) With respect to the Pension Plans, regardless of whether such plans are subject to Title IV of ERISA, no termination or reportable event, as defined in section 4043(b) of ERISA has occurred or is anticipated to occur;

                  (xi) As of the most recently dated plan statement received by the Company, the fair market value of assets of each Pension Plan which is a "defined benefit plan" as defined in section 3 (35) of ERISA ("Defined Benefit Plan") equals or exceeds the aggregate present value of the accrued benefits there under of all participants, computed on a "plan termination basis," based upon actuarial assumptions which are reasonable in the aggregate;

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MEMBERSHIP INTEREST AGREEMENT
PAGE 13

                  (xii) Other than applications for determination, no action is pending with respect to the Pension Plans before the IRS, the Department of Labor, the Pension Benefit Guaranty Corporation ("PBGC") or before any state or local governmental agency;

                  (xiii) No act or omission constituting a breach of fiduciary duties has occurred with respect to the ERISA Plans or the assets thereof, which could subject the Seller or the Purchaser, either directly or indirectly, to any liability;

                  (xiv) No liability under Title IV of ERISA has been incurred by the Company which has been satisfied in full and the Company does not know of any facts or circumstances which might give rise to any liability of the Company under Title IV of ERISA which could reasonably be anticipated to result in any claims being made against the Purchaser or the Seller by the PBGC;

                  (xv) The PBGC has not instituted any proceedings to terminate any of the Pension Plans; and

                  (xvi) Each Welfare Plan is intended to meet currently applicable requirements for tax-favored treatment under Subchapter B of Chapter 1 of the Code, is in compliance with such requirements, and if applicable, with the requirements of sections 419 and 419A of the Code, and there is no disqualified benefit (as such term is defined in section 4976(a) of the Code) which would subject the Seller or the Purchaser to a tax under section 4976.

            (c) PLAN DOCUMENTS. The Seller has delivered to the Purchaser and its counsel true and complete copies, if any, of (i) all documents governing the ERISA Plans, including all amendments thereto which will become effective at a later date, (ii) all agreements and arrangements listed on DISCLOSURE SCHEDULE 2.18, (iii) the latest IRS determination letter obtained with respect to each of the Pension Plans, (iv) Form 5500 for the most recent completed plan year for each of the ERISA Plans, together with all schedules forming a part thereof, (v) the most recent actuarial valuation for any Defined Benefit Plan, (vi) any form, other than Form 5500, required to be filed for the most recently completed plan year for any Defined Benefit Plan with any governmental agency, (vii) all summary plan descriptions relating to the ERISA Plans, (viii) the annuity contracts funding obligations of any Defined Benefit Plan, and (ix) all employment manuals.

      2.19 LABOR RELATIONS. No employee of the Company is represented by a labor union or under a collective bargaining agreement, except as set forth on DISCLOSURE SCHEDULE 2.19, COLLECTIVE BARGAINING AGREEMENTS, if any, and the particular collective bargaining agreement or agreements have been delivered to the Purchaser. No petition has been filed or proceedings instituted by any employee or group of employees with any labor relations board seeking recognition of a bargaining representative. There are no matters pending before the National Labor Relations Board or any similar state or local labor agency, and the Company is neither engaged in nor subject to any penalties or enforcement action in respect of any unfair labor practices, and the Seller believes that it enjoys good labor relations. There are no controversies or disputes pending between the Company and any of its employees, except for such controversies and disputes as do not and will not, individually or in the aggregate, have a material adverse effect on its business, operations, assets, prospects, or condition, financial or otherwise.

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MEMBERSHIP INTEREST AGREEMENT
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      2.20 ENVIRONMENTAL MATTERS.

            (a) For purposes of this Section 2.20, the property of the Seller shall mean such property whether now or in the past owned or leased by it. Additionally, for purposes of this Section 2.20, "Hazardous Substance" means (i) a hazardous substance as defined in 42 U.S.C. Section 9601(14), as amended from time to time, and all rules, regulations, and orders promulgated there under as in effect from time to time, (ii) "hazardous waste" as defined in 42 U.S.C.
Section 6903(5), as amended from time to time, and all rules, regulations, and orders promulgated there under as in effect from time to time, (iii) if not included in (i) or (ii) above, "hazardous waste constituents" as defined in 40 C.F.R. Section 260.10, specifically including Appendix VII and VIII of Subpart D of 40 C.F.R. Section 261, as amended from time to time, and all rules, regulations, and orders promulgated there under as in effect from time to time, and (iv) "source," "special nuclear," or "by-product material" as defined in 42 U.S.C. Section 3011, et seq., as amended from time to time, and all rules, regulations, and orders promulgated there under as in effect from time to time. Further, "Requirements of Law" shall mean all applicable federal, state, local, or foreign laws, statutes, ordinances, rules, regulations, or court or administrative orders or processes, or arbitrator's orders or processes.

            (b) Except as set forth on DISCLOSURE SCHEDULE 2.20 HAZARDOUS SUBSTANCES, or as set forth in any and all reports, studies, plans, governmental interventions, indemnity agreements, insurance policies or other documents concerning the Hazardous condition of the property or Company's Business set forth thereon or otherwise delivered to Purchaser, to Seller's knowledge, the Seller is and has been in compliance with all Requirements of Law relating to Hazardous Substances and applicable to any of its properties. Without limiting the foregoing, (i) neither the operations of the Company nor the development, manufacture, or sale of the processes, technology, results, or products of the Company violate or have violated any Requirements of Law relating to air, soil, water, or noise pollution, or the production, storage, processing, utilization, labeling, transportation, disposal, emission, or other disposition of Hazardous Substances, and (ii) to Seller's knowledge, the Company, or any current or former owner, occupant or operator of any property at any time owned, leased, or operated by the Seller for the Company's Business, or any portion thereof, has never utilized any such property or any portion thereof in violation of any environmental Requirements of Law, except those hazards specified in DISCLOSURE
SCHEDULE 2.20 HAZARDOUS SUBSTANCES, which is attached hereto, or as set forth in any and all reports, studies, plans, governmental interventions, indemnity agreements, insurance policies or other documents concerning the Hazardous condition of the property or Company's Business set forth thereon or otherwise delivered to Purchaser.

            (c) Except as set forth on DISCLOSURE SCHEDULE 2.20 HAZARDOUS SUBSTANCES, or as set forth in any and all reports, studies, plans, governmental interventions, indemnity agreements, insurance policies or other documents concerning the Hazardous condition of the property or Company's Business set forth thereon or otherwise delivered to Purchaser, to Seller's knowledge, no discharge, release, spillage, uncontrolled loss, seepage, or filtration of any Hazardous Substance or any fuel, gasoline, or other petroleum product or by-product has occurred at, upon, or under any property at any time owned, leased, or operated by the Seller in an amount that violates any Requirements of Law.

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MEMBERSHIP INTEREST AGREEMENT
PAGE 15

            (d) Except as set forth on DISCLOSURE SCHEDULE 2.20 HAZARDOUS SUBSTANCES, or as set forth in any and all reports, studies, plans, governmental interventions, indemnity agreements, insurance policies or other documents concerning the Hazardous condition of the property or Company's Business set forth thereon or otherwise delivered to Purchaser, the Company does not utilize, store, dispose of, treat, generate, process, transport, release, or own any Hazardous Substance, nor has the Company ever done so.

            (e) The Seller has in a timely manner obtained all Licenses and filed all reports required to be filed under or pursuant to any applicable environmental Requirements of Law.

            (f) Except as set forth on DISCLOSURE SCHEDULE 2.20 HAZARDOUS SUBSTANCES, or as set forth in any and all reports, studies, plans, governmental interventions, indemnity agreements, insurance policies or other documents concerning the Hazardous condition of the property or Company's Business set forth thereon or otherwise delivered to Purchaser, to Seller's knowledge, no property at any time owned, leased, or operated by the Company now contains, or, to the knowledge of the Seller, in the past has contained, any underground or aboveground tanks for the storage of any Hazardous Substance or fuel oil, gasoline, or any other petroleum product or by-product.

            (g) Except as set forth on DISCLOSURE SCHEDULE 2.20 HAZARDOUS SUBSTANCES, or as set forth in any and all reports, studies, plans, governmental interventions, indemnity agreements, insurance policies or other documents concerning the Hazardous condition of the property or Company's Business set forth thereon or otherwise delivered to Purchaser, the Seller has not received any notice of writs, injunctions, decrees, orders, or judgments outstanding, or suits, claims, actions, proceedings, or investigations instituted or threatened under any environmental Requirements of Law applicable to any of the properties at any time owned, leased, or operated by the Company, including but not limited to any notice from any governmental authority or private or public entity advising the Seller that it is on is potentially responsible for response costs under the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"), as amended, with respect to a release or threatened release of Hazardous Substances.

            (h) Except as set forth on DISCLOSURE SCHEDULE 2.20 HAZARDOUS SUBSTANCES, or as set forth in any and all reports, studies, plans, governmental interventions, indemnity agreements, insurance policies or other documents concerning the Hazardous condition of the property or Company's Business set forth thereon or otherwise delivered to Purchaser, the Seller has not received notice of any violation of any environmental, zoning, worker safety, or land use Requirements of Law relating to the operation of the Company or to any of the processes used or followed, results obtained, or products developed, made, or sold by the Seller including, without limitation, under CERCLA, the Toxic Substances Control Act of 1976, as amended, the Resource Conservation and Recovery Act of 1976, as amended, the Clean Air Act, as amended, the Federal Water Pollution Control Act, as amended, or the Occupational Safety and Health Act of 1970, as amended.

      2.21 COMPLIANCE WITH LAWS. The Seller has not been charged with any violation of, or, to the best of its knowledge, Seller is not in violation of, and is not under any investigation with respect to any charge concerning any violation of any Requirements of Law, in which

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MEMBERSHIP INTEREST AGREEMENT
PAGE 16

such violation either singly or in the aggregate with other violations would have a material adverse effect upon the operations, assets, business or financial condition of the Company. The Company is not in default with respect to any order, writ, injunction, or decree of any court, agency, or instrumentality. Without limiting the generality of the foregoing, to Seller's knowledge, the Company is in compliance with all Requirements of Law promulgated by the Occupational Safety and Health Administration.

      2.22 LICENSES, PERMITS, AND AUTHORIZATIONS. The Seller has all approvals, authorizations, consents, licenses, franchises, orders, and other permits (collectively, "Licenses") of (i) any governmental or regulatory agency, whether federal, state, local or foreign, and (ii) all trade or industry associations, required to permit it to carry on its business as presently conducted, all of which are in full force and effect. DISCLOSURE SCHEDULE 2.22 OPERATIONAL LICENSES hereto sets forth all such Licenses required for the operation of the business of the Company to the extent not previously include in DISCLOSURE
SCHEDULE 2.6.

      2.23 INVENTORY. Except as set forth on DISCLOSURE SCHEDULE 2.23, the inventories of the Company reflected on the Balance Sheets of its "Audited Financials" and "Financial Statements" (both terms collectively referred to as "Company Financials"); taken as a whole are substantially in good and merchantable condition and are suitable and usable or saleable in the ordinary course of business for the purposes intended, net of the reserves stated on the Company Financials. The value of the inventory set forth on the Company Financials (net of such reserves) was established in accordance with GAAP and with the Company's inventory valuation and write-down policies so that the net value thereof stated on such Company Financials shall have been determined. The Company has reasonable inventories to conduct its business consistent with past practices. There has been no material adverse change since December 31, 2004 in the amount or condition of the inventories or the reserves with respect thereto.

      2.24 ACCOUNTS RECEIVABLE. All accounts receivable of the Company represent bona fide and valid claims arising in connection with sales of products by the Company and, except to the extent of the reserves stated on the Company Financials, to Seller's knowledge, the Company's accounts receivable are collectible and are not subject to any counterclaim or setoff, except as set forth on DISCLOSURE SCHEDULE 2.24. There has been no material adverse change at the time of Closing in the amount, validity, or collectibility of the accounts receivable of the Company from that stated on the Company's Financials.

      2.25 PROPERTY OF OTHERS. Except as set forth on SCHEDULE 2.25, no shortage exists in (i) any inventory of raw material, work in progress, or finished goods owned by customers or suppliers of the Company and stored upon its premises or otherwise, or (ii) any other item of personal property owned by another for which the Company is accountable to another. Without limiting the foregoing, except as set forth on SCHEDULE 2.25 all items of personal property for which the Company is accountable under any bailment agreement, consignment contract, loan program, or otherwise are fully accounted for with no shortages or missing or lost items, are in workable, usable, and saleable condition, and have suffered no damage or deterioration, ordinary wear and tear excepted.

      2.26 DISCLOSURE OF CONFIDENTIAL INFORMATION. The Seller has fully disclosed, or will disclose to the Purchaser, on or before the Closing Date, all processes, inventions, recipes, methods,

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MEMBERSHIP INTEREST AGREEMENT
PAGE 17

formulas, plans, drawings, customer lists, secret information, recipes, and know-how (whether secret or not) known to it or in its possession and usable by the Company in connection with its business as now conducted or proposed to be conducted.

      2.27 CONDITION OF TANGIBLE ASSETS. Except as set forth on Schedule 2.27, to Seller's knowledge, all of the facilities of the Company and its equipment and other tangible assets, are in good condition and repair (ordinary wear and tear excepted) and workable, usable, and adequate for the uses to which they have been put by the Company in the ordinary course of business, and none of such facilities and none of such equipment or other tangible assets (exclusive of obsolete items no longer used in the Company's business) is in need of other than routine maintenance or repair. The Company has not received any notice of any violations of any Requirements of Law with respect to the Company's properties or operations that have not been cured.

      2.28 PRODUCT AND SERVICE WARRANTIES. DISCLOSURE SCHEDULE 2.28, WARRANTIES, which is attached hereto, contains a true and complete description of all warranties and terms and conditions of sale to third parties which are not included in the Customer maintenance and service Agreement disclosed in DISCLOSURE SCHEDULE 2.16 with respect to all products overhauled, manufactured, assembled, repaired or sold by the Company that have been in effect at any time over the last five years, except for warranties imposed by law.

      2.29 ABSENCE OF UNDISCLOSED LIABILITIES. The Company does not have any material debt, liability, or obligation of any nature, whether known or unknown, or fixed, absolute, accrued, contingent, or otherwise, except those which (i) are accrued or reserved against it in the Company's Financials, (ii) have been disclosed in this Agreement or in any of the Disclosure Schedules hereto, or
(iii) have been incurred since May 24,, 2005 in the ordinary course of business in amounts and for terms consistent, individually and in the aggregate, with the Company's past practice.

      2.30 DISCLOSURE. No representation or warranty by the Seller in this Agreement or any of the other Acquisition Documents (including, without limitation, the Disclosure Schedule), contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary to make the statements herein or therein not misleading. There is no fact known to the Seller that materially adversely affects, or that, as of the date of Closing, might in the future materially adversely affect, the operations, business, assets, properties, or condition, financial or otherwise, of the Seller that has not been set forth in this Agreement or the Disclosure Schedule.

      2.31 BROKERAGE. No broker or finder has acted directly or indirectly for the Seller or any of their Affiliates in connection with this Agreement or the transactions contemplated hereby, and no broker or finder is entitled to any brokerage or finder's fee or other commission in respect thereof based in any way on the actions or statements of, or agreements, arrangements, or understandings made with the Seller or any of its Affiliates.

      2.32. With respect to any representation or warranty made by Seller herein, the phrases "TO SELLER'S BEST KNOWLEDGE" or "TO SELLER'S KNOWLEDGE" (or similar phrases which limit a representation or warranty to matters within the knowledge or belief of Seller) shall mean that no facts or circumstances are known by or have come to the attention of the

                                       17

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MEMBERSHIP INTEREST AGREEMENT
PAGE 18

Members of the Company, which would give any such Members knowledge of the inaccuracy of the substantive facts and circumstances set forth in such representation of warranty, but shall not mean that Seller, the Company or the Members have undertaken investigations or verifications with respect to such matters.

                                   ARTICLE III
                 REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

The Purchaser hereby represents and warrants to the Seller as set forth below:

      3.1 CORPORATE ORGANIZATION, ETC. The Purchaser is on the date hereof, and will be on the Closing Date, a corporation duly organized, validly existing and in good standing under the laws of the State of Oklahoma.

      3.2 AUTHORIZATION, ETC. The Purchaser has full corporate power and authority to enter into this Agreement and the other Acquisition Documents to which it is or will be a party, to perform its obligations hereunder and there under, and to carry out the transactions contemplated hereby and thereby. The Boards of Directors of the Purchaser and its Parent corporation, TAT Technologies, Ltd. have taken, or will take before the Closing Date, all actions required by law, its Certificate of Incorporation, its By-Laws or otherwise to authorize (i) the execution and delivery of this Agreement and the other Acquisition Documents and (ii) the performance of its obligations hereunder and there under. This Agreement has been duly executed and delivered by the Purchaser and, upon the execution and delivery of the remaining Acquisition Documents by a duly authorized officer of the Purchaser, the remaining Acquisition Documents will have been duly executed and delivered by the Purchaser, and this Agreement is, and such other Acquisition Documents will be, upon due execution and delivery thereof, the legal, valid, and binding obligations of the Purchaser, enforceable according to their terms.

      3.3 NO VIOLATION. None of (i) the execution and delivery of this Agreement or any other Acquisition Document by the Purchaser, (ii) the performance by the Purchaser of its obligations hereunder or there under, or (iii) the consummation of the transactions contemplated hereby or thereby will (A) violate any provision of the Certificate of Incorporation or By-Laws of the Purchaser, (B) violate, or be in conflict with, or permit the termination of, or constitute a default under or breach of, or cause the acceleration of the maturity of, any contract, debt, or other obligation of the Purchaser, which violation, conflict, default, breach, termination or acceleration, either individually or in the aggregate with all other such violations, conflicts, defaults, breaches, terminations and accelerations, would have a material adverse effect on the business, assets or financial condition of the Purchaser, (C) except as set forth in DISCLOSURE SCHEDULE 3.3, if any hereof, require the consent of any other party to, or result in the creation or imposition of any Lien upon any property or assets of the Purchaser under any agreement or commitment to which the Purchaser is a party or by which the Purchaser is bound, or (D) to the best knowledge and belief of the Purchaser, violate any statute or law or any judgment, decree, order, regulation, or rule of any court or governmental authority to which the Purchaser is subject.

      3.4 LITIGATION. There is no action pending or, to the best knowledge and belief of the Purchaser, threatened against the Purchaser, or any properties or rights of the Purchaser,

                                       18

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MEMBERSHIP INTEREST AGREEMENT
PAGE 19

that questions or challenges the validity of this Agreement or any of the other Acquisition Documents, nor any action taken or to be taken by the Purchaser pursuant hereto or thereto or in connection with the transactions contemplated hereby or thereby and the Purchaser does not know of any such action, proceeding, or investigation that may be asserted.

      3.5 DISCLOSURE. No representation or warranty by the Purchaser in this Agreement contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary to make the statements herein not misleading.

      3.6 BROKERAGE. No broker or finder has acted directly or indirectly for the Purchaser or its Affiliates in connection with this Agreement or the transactions contemplated hereby, and no broker or finder is entitled to any brokerage or finder's fee or other commission in respect thereof based in any way on the actions or statements of, or the agreements, arrangements, or understandings made with the Purchaser or its Affiliates.

                                   ARTICLE IV
                           OBLIGATIONS OF THE PARTIES

   The Seller hereby covenants and agrees with the Purchaser and the Purchaser hereby covenants and agrees with the Seller that:

      4.1 REASONABLE ACCESS. The Seller shall or shall cause its Members and managers, accountants, counsel, and other authorized representatives and affiliated parties to afford the Purchaser and its counsel, accountants, and other authorized representatives reasonable access during normal business hours to its plants, properties, books and records that the Purchaser and its advisors may have the opportunity to make such reasonable investigations as they shall desire to make of the affairs of the Seller; PROVIDED, HOWEVER, except for managers, representatives and employees designated by the managers, the Purchaser shall not contact employees of the Company to discuss the transactions contemplated by this Agreement. The Company shall furnish to the Purchaser any additional financial and operating data and other information as the Purchaser and its counsel, accountants, and other authorized representatives shall from time to time reasonably request.

      4.2 CONDUCT BEFORE CLOSING DATE. Before the Closing Date, except as otherwise contemplated by this Agreement or as permitted by the prior written consent of the Purchaser, but without making any commitment on the Purchaser's behalf, the Company shall:

            (a) Conduct its business and operations only in the ordinary course, including, without limitation, maintaining inventories, taken as a whole, at levels consistent with past practice;

            (b) Maintain all of its properties and assets in good condition, working order, and repair (except for ordinary wear and tear);

            (c) Perform its obligations under all agreements binding upon it and maintain all of its Licenses in good standings;

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MEMBERSHIP INTEREST AGREEMENT
PAGE 20

            (d) Continue in effect the Insurance Policies (of similar coverage) referred to in Section 2.14 hereof;

            (e) Keep available the services of its current managers and employees;

            (f) Maintain and preserve the good will of the suppliers, customers, and others having business relations with it;

            (g) Before the Closing Date, consult with the Purchaser from time to time with respect to any actual or proposed material conduct of its business;

            (h) Continue all capital expenditure programs in progress before the Closing Date; and

            (i) Obtain the approval of Purchaser prior to making any extraordinary (not in the ordinary course of business) expenditure in excess of $2,500.00.

      4.3 PROHIBITED TRANSACTIONS BEFORE CLOSING DATE. Before the Closing Date, except as otherwise contemplated by this Agreement or permitted by the prior written consent of the Purchaser, the Company shall not:

            (a) Become a party to any agreement, which, if it had existed on the date hereof, would have come within the scope of the Disclosure Schedule pursuant to Section 2.16 hereof;

            (b) Do any of the things listed in Section 2.10 hereof;

            (c) Enter into any compromise or settlement of any litigation, proceeding or governmental investigation relating to its properties or Company's Business; or

            (d) Directly or indirectly, in any way, contact, initiate, enter into, or conduct any discussions or negotiations, or enter into any agreements, whether written or oral, with any person or entity with respect to the sale of any of the Company's assets or units evidencing Membership Interests or a merger or consolidation of the Company with any other entity.

      4.4 FURTHER ASSURANCES. Before and after the Closing, each party hereto shall execute and deliver such instruments and take such other actions as any other party may reasonably request for the purpose of carrying out the intent of this Agreement and the other Acquisition Documents. Each party hereto shall use its best efforts to cause the transactions contemplated by this Agreement and the other Acquisition Documents to be consummated, and, without limiting the generality of the foregoing, to obtain all consents and authorizations of government agencies and third parties and to make all filings with and give all notices to government agencies and third parties that may be necessary or reasonably required to effect the transactions contemplated by this Agreement and the other Acquisition Documents. The Seller shall give prompt notice to the Purchaser, after receipt thereof by the Seller, of (i) any notice of, or other communication relating to, any default or event that, with notice or lapse of time or both, would become a default under any

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MEMBERSHIP INTEREST AGREEMENT
PAGE 21

indenture, instrument, or agreement material to the Company, to which the Company is a party or by which the Company is bound, and (ii) any notice or other communication from any third party alleging that the consent of such third party is or may be required in connection with the transactions contemplated by this Agreement and the other Acquisition Documents. Each corporate party shall deliver to the other at Closing, appropriate evidence of the approval of its respective Managers or Board of Directors and stockholders or Members (if required by law) of this Agreement, the other Acquisition Documents and the transactions contemplated hereby and thereby.

      4.5 CONFIDENTIALITY. Before and after the Closing, each party to this Agreement shall, cause its managers, officers, accountants, counsel, and other authorized representatives and affiliated parties, to hold in strict confidence and not use or disclose to any other party without the prior written consent of the other party, all information obtained from the other parties in connection with the transactions contemplated hereby, except such information may be used or disclosed: (i) as may be necessarily published by Purchaser to any public market, business reporting service, or stock exchange or as may be required by governmental stock exchange regulations or rules, or as required under agreements with customers, vendors, lenders or other third parties, (ii) if required by court order or decree or applicable law, (iii) if it is publicly available other than as a result of a breach of this Agreement, (iv) if it is otherwise contemplated herein.

                                    ARTICLE V
                      CONDITIONS TO PURCHASER'S OBLIGATIONS

      The obligation of the Purchaser under this Agreement to consummate the Closing on the Closing Date shall be subject to the satisfaction, on or before the Closing Date, of each of the following conditions:

      5.1 REPRESENTATIONS AND WARRANTIES TRUE. The representations and warranties of the Seller contained herein, in the other Acquisition Documents (including, without limitation, all schedules and exhibits hereto and thereto) and in all certificates and documents delivered by the Seller shall be true and accurate as of the Closing Date, except for changes permitted or contemplated by this Agreement.

      5.2 NO MATERIAL CHANGES.

            (a) No portion of the assets material to the operation of the business of the Company shall, after December 31, 2004 until the Closing Date, be damaged, destroyed, or taken by condemnation, whether or not covered by any Insurance Policy;

            (b) After December 31, 2004 and until the Closing Date, the Company shall not have suffered or become bound by changes of any kind or nature that either individually or in the aggregate have a material adverse effect on its ability to continue its business operations; and,

            (c) No material adverse change in the business, assets, or financial condition of the Company shall have occurred after December 31, 2004 and be continuing.

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MEMBERSHIP INTEREST AGREEMENT
PAGE 22

      5.3 PERFORMANCE. The Seller shall have performed and complied in all material respect with all agreements, obligations, and conditions required by this Agreement or the other Acquisition Documents to be performed or complied with by them on or before the Closing Date.

      5.4 CONSENTS. All filings with and consents from government agencies and third parties required to consummate the transactions contemplated hereby and by the other Acquisition Documents shall have been made or obtained (including without limitation the consents of the lessors under the leases referred to in
Section 2.6 hereof and the consents and approvals specified in Section 2.7 and
Section 2.8), except to the extent that making any such filing or obtaining any such consent has been waived in writing by the Purchaser or the failure to obtain any such consent or make any such filing would not have a material adverse effect on the assets, properties, operations, business, or condition, financial or otherwise, of the Company.

      5.5 CLOSING DOCUMENTS. The Seller shall have delivered, or caused to be delivered to the Purchaser, the documents and instruments described below:

            (a) The opinion of counsel for the Seller, in form and substance reasonably satisfactory to the Purchaser and its counsel and containing such assumptions and limitations as are customary or reasonable for opinion letters normally provided in similar transactions, covering at least the following:

                  (i) The Company is a North Carolina Limited Liability Company validly existing and in good standing under the laws of its state in which it was chartered;

                  (ii) The execution, delivery, and performance of this Agreement, the other Acquisition Documents to which the Seller is a party, and the other instruments or documents required to be executed by the Seller in connection herewith and therewith have been authorized by all necessary Company and other actions of the Seller and have been duly executed and delivered by the Seller and constitute legal, valid, and binding obligations of such parties enforceable in accordance with their terms to the extent the Purchaser should be able to realize the practical benefits thereof, except as such enforceability may be limited by bankruptcy, reorganization, insolvency, moratorium, or similar laws affecting the enforcement of creditor's rights and except as the availability of suitable remedies may be subject to judicial discretion;

                  (iii) The consummation of the transactions contemplated by this Agreement, the other Acquisition Documents to which the Seller is a party, and all other instruments or documents required to be executed by the Seller in connection herewith and therewith will not violate or result in a breach of or constitute a default under the Articles of Organization or Operating Agreement or other organizational agreements of the Company;

                  (iv) Except for such actions and proceedings as are disclosed to the Purchaser in writing, Seller's counsel does not know of any limitation, governmental investigation, actions, or suits, pending or threatened, against or relating to the transactions contemplated by this Agreement or any other Acquisition Document to which Seller is a party; and

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MEMBERSHIP INTEREST AGREEMENT
PAGE 23

                  (v) On best information and belief, the transaction contemplated herein will not violate any securities ("blue sky laws") of the state of North Carolina.

            (b) Certified copies of the resolutions adopted by the Members and Managers of the Company, or by appropriate committees thereof, authorizing this Agreement and the other Acquisition Documents and the transactions contemplated hereby and thereby.

            (c) Certificates of the Secretary of State of each of the states in which the Company is qualified to transact business as a foreign corporation, dated no earlier than May 1, 2005, respecting the good standing of the Company in each such jurisdiction the Company is domesticated of qualified by certificate to conduct business.

            (d) Operating Agreement of the Company certified as of the Closing Date by a manager of the Company.

            (e) Any and all licenses or renewals, and consents as may be necessary to effect the continuation of the Company's Business by the Purchaser following the Closing of this Agreement.

            (f) Such other documents, instruments, or certificates as shall be reasonably requested by the Purchaser or its counsel (inclusive of executed conveyances of certificates or units of ownership and or cancelled certificates and other assignments, waivers and necessary releases of liens, mortgages and financial statements and security or UCC filings).

      5.6 ENVIRONMENTAL REPORT. If the Purchaser shall choose at its expense to retain an environmental consulting firm to render an environmental audit report respecting the Company and such firm renders a report that details violations of federal, state, or local environmental Requirements of Law, the Seller shall have cured or shall have caused the cure of such violations or the Purchaser shall have waived such compliance with this Section 5.6; PROVIDED, HOWEVER, that the Seller shall not be obligated to cure any such violation.

      5.7 CERTIFICATES OF THE SELLER. The Seller shall have furnished such certificates of its managers and others as may reasonably be required by the Purchaser to evidence compliance with the conditions set forth in this Article 5.

      5.8 Seller's auditors and Purchaser's auditors shall have agreed upon both the method of compilation and accuracy of the financial statements for the Company from January 1, 2005 through the date of Closing.

      5.9 Seller and Purchaser shall have agreed upon a baseline environmental audit as provided in Section 9.3 (e).

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MEMBERSHIP INTEREST AGREEMENT
PAGE 24

                                   ARTICLE VI
                       CONDITIONS TO SELLER'S OBLIGATIONS

      The obligation of the Seller under this Agreement to consummate the Closing on the Closing Date shall be subject to the satisfaction, on or before the Closing Date, of each of the following conditions.

      6.1 REPRESENTATIONS AND WARRANTIES TRUE. The representations and warranties of the Purchaser contained herein, in the other Acquisition Documents (including, without limitation, all schedules and exhibits hereto and thereto), and in all certificates and documents delivered by the Purchaser, shall be true and accurate as of the Closing Date, except for changes permitted or contemplated by this Agreement.

      6.2 PERFORMANCE. The Purchaser shall have performed and complied in all material respects with all agreements, obligations, and conditions required by this Agreement to be performed or complied with by it on or before the Closing Date.

      6.3 CLOSING DOCUMENTS. The Purchaser shall have delivered or caused to be delivered to the Seller the documents and instruments described below:

            (a) The cash payment as provided in Article I Section 4 (1.4, above), and payment and satisfaction in full of the Blue Ridge II Limited Partnership loan as provided in Section 1.3 (a) above, and satisfaction of the Whitehall loan as provided in Section 1.3(b) above.

            (b) A certified copy of the resolutions adopted by the Boards of Directors of the Purchaser and its parent corporation, TAT Technologies, Ltd. authorizing this Agreement and the other Acquisition Documents and the transactions contemplated hereby and thereby.

            (c) The opinion of counsel for the Purchaser, in form and substance reasonably satisfactory to the Seller and its counsel and containing such assumptions and limitations as are customary or reasonable for opinion letters normally provided in similar transactions, covering at least the following:

                  (i) The Purchaser is a corporation validly existing and in good standing under the laws of the State of Oklahoma;

                  (ii) The execution, delivery, and performance of the Agreement, the other Acquisition Documents to which it is a party and the other instruments or documents required to be executed by the Purchaser in connection herewith and therewith, have been authorized by all necessary corporate and other actions of the Purchaser and have been duly executed and delivered by the Purchaser and constitute the legal, valid, and binding obligations of such parties enforceable in accordance with their terms to the extent the Seller should be able to realize the practical benefits thereof, except as such enforceability may be limited by bankruptcy, reorganization, insolvency, moratorium, or similar laws affecting the enforcement of creditors' rights and except as the availability of suitable remedies may be subject to judicial discretion;

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MEMBERSHIP INTEREST AGREEMENT
PAGE 25

                  (iii) The consummation of the transactions contemplated by this Agreement, the other Acquisition Documents to which the Purchaser is a party, and all other instruments or documents required to be executed by the Purchaser in connection herewith and therewith will not violate or result in a breach of or constitute a default under the Articles of Incorporation, By-Laws or other organizational agreements of the Purchaser; and

            (d) Such other documents, instruments, or certificates as shall be reasonably requested by the Seller or its counsel.

      6.4 Seller shall have reached an agreement with Blue Ridge Investments II, Limited Partnership and its parent and affiliated companies, and at or prior to Closing shall have consummated the same, whereby the warrant and other rights and interest of Blue Ridge Investments II, Limited Partnership in the Company shall be released and terminated, and Jim Taylor shall have terminated and released any and all options as are in his favor to acquire additional units of ownership or future Membership Interests in the Company.

      6.5 Seller and Buyer shall have agreed upon a baseline environmental audit as provided in Section 9.3 (e).

                                   ARTICLE VII
                             CLOSING; CLOSING DATE

      7.1 CLOSING. The closing (the "Closing") will be held in on July 6, 2005 at 9:00 a.m., at the offices of Blancato, Doughton & Hart, Winston-Salem, N.C, or at such other time and place as the parties hereto may mutually agree upon in writing (the "Closing Date"), at which Closing the documents and instruments referred to in Articles V and VI hereof will be delivered by the parties. Notwithstanding Closing Date shall occur later, the effective date of this agreement shall be July 1, 2005.

                                  ARTICLE VIII
                         CERTAIN POST-CLOSING COVENANTS

      8.1 ACCESS. After the Closing Date, the Purchaser shall, at the Seller's expense, permit the Seller, from time to time, to inspect and copy such books of account and other records of the Seller and to utilize the services of the Purchaser's or the Seller's employees, all as may be necessary or convenient to enable the Seller to prepare and file tax returns. Until the seventh anniversary of the Closing Date, the Purchaser shall not, without the prior written consent of the Seller or its successors in interest, destroy or dispose of any such records. Notwithstanding any of the foregoing, no covenant contained in this
Section 8.1 on the part of the Purchaser is intended to, and nothing herein shall be construed to, benefit or confer any rights upon any person, firm, or corporation other than the Seller.

      8.2 NON-COMPETITION REQUIREMENTS.

            (a) The Purchaser and the Seller agree that the Purchase Price was fixed on the basis that the transfer of the Transferred Membership Interest to the Purchaser would provide the Purchaser with the full benefit and good will of the Company as it existed on the

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MEMBERSHIP INTEREST AGREEMENT
PAGE 26

Closing Date. The Seller acknowledges that it is proper for the Purchaser to have assurance that the value of the Transferred Membership Interest will not be diminished by acts of the Seller after the Closing Date.

            (b) Excluding Member Jim Taylor because of his minor ownership interest, the covenant of the other Members of the Company not to compete with the Company following the transfer of their Transferred Membership Interests to the Purchaser at Closing, is a material inducement for the Purchaser to purchase the Company. Purchaser has committed additional consideration by this Agreement to pay (the "Non-Competition Payments") the Members, excluding Jim Taylor, in consideration of the full and faithful performance of the covenant not to compete as is set forth in this Article, collectively the sum of $600,000 payable in 36 future monthly installments of $16,666.65 each (the final installment being $16,666.90) disbursed to Members monthly as and for their respective Covenants Not To Compete as set forth in this Article 8 Section 2 (8.2), the first installment commencing on like date as the date of Closing for each successive month following the date of Closing, for a total of 36 months, payable to Members as follows:

                                     Amount Mo.   Amount 36th
         Member Name           %     Installment  Installment   3 Year Total
         -----------------  ------   -----------  -----------   ------------
         Claude L. Buller   33 1/3%  $  5,555.55  $  5,555.75   $ 200,000.00
         Paul R. Hilliard   33 1/3%  $  5,555.55  $  5,555.75   $ 200,000.00
         Thomas W. Ferrell  33 1/3%  $  5,555.55  $  5,555.75   $ 200,000.00

         TOTAL                 100%  $ 16,666.65  $ 16,667.25   $ 600,000.00

            (c) In consideration of the foregoing, Claude L. Buller, Paul R. Hilliard and Thomas W. Ferrell covenant and agree that, commencing on the Closing Date and ending on like anniversary date of the month 36 months following the Closing Date ("3 Year Anniversary of Closing Date"), they will not
(i) directly or indirectly compete with, or own, manage, operate, or control or participate in the ownership, management, operation or control of, or provide consulting services to, any business, firm, corporation, partnership, person, proprietorship or other entity which is engaged in the Company's Business of APU, propeller or landing gear maintenance, repair and overhaul or parts sales (the "Restricted Business"), (ii) directly or indirectly solicit employment by any person, partnership, corporation or other entity of any of the employees, consultants, agents, or independent contractors of the Company (for this purpose the terms "employees," "consultants," "agents," and "independent contractors" shall include any persons having such status with regard to the Company at any time during the six (6) months preceding any solicitation in question), or (iii) solicit, interfere with, or endeavor to entice away from the Company, on behalf of any person, partnership, corporation, or other entity, any customer of the Restricted Business of the Company. The foregoing provisions shall not apply to investments in shares of stock of a corporation traded on a national securities exchange or on the national over-the-counter market, which shall have an aggregate market value, at the time of acquisition, of less than $l00,000 and constitute less than two per cent of the outstanding shares of such stock of such corporation. For purposes of this 8.2(c), parts sales shall be defined as the following: (i) new and repaired or overhauled parts, including cores, for APUs, landing gear and propellers; (ii) parts and logistic support for airline heavy maintenance checks; (iii) consumables to both the airline and military segments; and (iv) the

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MEMBERSHIP INTEREST AGREEMENT
PAGE 27

following rotable components to both airlines and corporate aviation segments:
(a) Honeywell air cycle machines, and (b) Frisby actuators.

      Anything to the contrary set forth in Section 8.2 notwithstanding, it is understood and agreed that a Member may, without breaching or violating the provisions and covenants contained in this Section 8.2, be employed by or may participate in the ownership, management, operation or control of, or provide consulting services to, any division, subsidiary or affiliated business not engaged in the Restricted Business. Provided, however, Ferrell may seek written approval from Purchaser following Closing to accept employment, consulting assignments or other work from companies, entities or individuals which may be considered as indirect competitors because, for example, such employers have divisions which compete directly with Company, and Purchaser may at its discretion provide written consent for such engagement or employment, which such consent shall not be unreasonably withheld. Purchaser shall provide its response to Ferrell's request in writing within 30 days of receipt of that request or Purchaser shall be deemed to approve the request.

            (d) If any of the Members commits a breach, or threatens to commit a breach, of any of the provisions of this Section 8.2, the Purchaser shall have the right and remedy, in addition to any others, to have the provisions of this
Section 8.2 specifically enforced by any court having equity jurisdiction, together with an accounting therefore, it being acknowledged and understood by the Seller that any such breach or threatened breach will cause irreparable injury to the Purchaser and that money damages will not provide an adequate remedy therefore. In addition to any remedy Purchaser may have against the Members breaching this covenant not to compete, the Purchaser shall have the right to suspend payments PENDENT LITE, and set off or off set future payments to breaching Member or Members against any judgment, order or decree of a court of competent jurisdiction awarding damages to Purchaser. Anything to the contrary set forth in the Section 8.2 notwithstanding, it is understood and agreed that upon a breach or threatened breach of the covenants set forth this
Section 8.2, Purchaser's remedies shall be only against Member or Members committing or threatening to commit such breach, and Purchaser shall have no claim against and no right to suspend payments to the other non-breaching Member or Members.

            (e) Members agree the territorial limitation under which the covenant not to compete will apply shall be worldwide and that Members do not consider such broad territorial limits to be unreasonable, but in the event any court of competent jurisdiction shall determine the territorial limits of this covenant to be unreasonable, then in that event, the geographical territorial limits shall be fixed by the court to the maximum geographical territory allowed by the law.

      8.3 CONSULTING SERVICES REQUIREMENTS. During the first three (3) months following the Closing Date and at Purchaser's request, Thomas W. Ferrell, Claude
L. Buller and Paul R. Hilliard each agree to provide up to a maximum of 10 hours per month in consulting services at no additional cost to Purchaser. The date, time and location for the provision of such consulting services shall be mutually agreed upon by Purchaser and the Member to perform such consulting services.

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MEMBERSHIP INTEREST AGREEMENT
PAGE 28

      Should Purchaser request consulting services in excess of the 10 hour monthly maximum, neither Ferrell, nor Buller nor Hilliard shall have any obligation to provide such excess services. However, if Ferrell, Buller or Hilliard agree to provide any consulting services in excess of the 10 hour monthly maximum during the three (3) month period of time following Closing, then in that event, they will be paid, for actual hours worked at the same rate of pay received by them from the Company prior to Closing, and payable to them at times they were paid prior to Closing. After conclusion of the third month following the Closing Date, Purchaser and Members may continue the consulting services under terms as may be thereafter agreed by them in writing; however, neither Purchaser nor the Members shall have any obligation to continue such consulting services.

                                   ARTICLE IX
                                 INDEMNIFICATION

      9.1 SURVIVAL. Notwithstanding (i) the making of this Agreement, (ii) any examination made by or on behalf of the parties hereto, and (iii) the Closing hereunder, (A) the representations and warranties of the parties contained herein or in any certificate or other document delivered pursuant hereto or in connection herewith shall survive until the 3 Year Anniversary of Closing Date, except for the representations and warranties made in Section 2.13 hereof (Tax Returns and Payments), which shall survive until expiration of the applicable statute of limitations for the underlying cause of action; and (B) the covenants and agreements required to be performed after the Closing pursuant to any provision of this Agreement, including this Article 9, shall survive until fully performed or fulfilled. No action for indemnification pursuant to Sections 9.3 or 9.4 may be brought after the applicable expiration date, provided, however, that if before such date one party hereto has notified in writing the other party hereto of a claim for indemnity hereunder (whether or not formal legal action shall have been commenced based upon such claim), such claim shall continue to be subject to indemnification in accordance herewith.

      9.2 LIMITATIONS ON MEMBER'S INDEMNITY:

      (a) Purchaser shall not be entitled to any indemnification, whether in the form of payment or offset against the Non-Competition Payments, for any Damages, unless and until the aggregate amount of all Damages suffered or incurred by Purchaser exceeds $100,000.00, in which event such Damages of Purchaser may be claimed only to the extent that such Damages exceed $100,000.00. Provided however, this $100,000.00 minimum shall not apply to Damages based on income taxes of the Company pursuant to Section 9.3(d) or Damages based upon Requirements of Law related to Hazardous Substances or any release, spill or discharge by the Company of any Hazardous Substances onto any property owned, leased or operated by the Company pursuant to Requirements of Law related to Hazardous Substances or any release, spill or discharge by the Company of any Hazardous Substances onto any property owned, leased or operated by the Company pursuant to Section 9.3(e), below.

      (b) Except only as provided in 9.2(c) below, none of the Members shall have any liability to Purchaser or its successors or assigns (for indemnification, Damages or otherwise) in excess of the unpaid amounts of the Non-Competition Payments pursuant to Section 8.2, and Purchaser's sole recourse for Damages under Section 9.3 or otherwise under this

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MEMBERSHIP INTEREST AGREEMENT
PAGE 29

Agreement, shall be as an offset against the Non-Competition Payments coming due under Section 8.2 above.

      (c) Provided, however, the Damages imitation set forth in 9.2(b) above shall not apply to Damages incurred by Purchaser for undisclosed liabilities on account of Seller's actual fraud, intentional deceit or intentional misrepresentation (for example, undisclosed liabilities of which the Members had actual knowledge and intentionally failed to disclose the same or actively and intentionally concealed the same).

      (d) The amount of any Damages of Purchaser under Section 9.3 shall be reduced by the amount, if any, received by Purchaser from any third person, including, without limitation, any insurance company or other insurance provider (such amount being referred to herein as a "Third Party Reimbursement"), in respect of the Damages suffered thereby. If, after receipt by Purchaser of any indemnification payment or off-set against the Non-Competition Payments, Purchaser receives a Third Party Reimbursement in respect of the same Damages for which indemnification was made and such Third Party Reimbursement was not taken into account in assessing the amount of indemnification, then Purchaser shall turn over all of such Third Party Reimbursement to the Members (other than Jim Taylor) up to the amount of the indemnification paid pursuant hereto.

      (e) Anything to the contrary contained in this Agreement notwithstanding, the Members shall have no obligation to or liability to indemnify Purchaser for any Damages for undisclosed liabilities or for breach of any representation or warranty where the basis of such liabilities or breach were discovered by or known to Purchaser prior to Closing (the burden of proof being on the Members that the basis of such liabilities were known to or discovered by Purchaser prior to Closing). Further, anything to the contrary contained in this Agreement notwithstanding, the Members shall have no obligation to or liability to indemnify Purchaser for any Damages for undisclosed liabilities or for breach of any representation or warranty where the basis of such liabilities or breach were disclosed to Purchaser in writing (including paper, photocopies, facsimiles, e-mails, electronic, magnetic or digital data contained on a computer readable disk, prior to Closing.

      (f) Anything to the contrary contained in this Agreement notwithstanding, and except for Seller's post closing covenants set forth in Section 8.2 above, Purchaser's sole remedy for any breach or default under this Agreement (including any breach of representation or warranty), shall be a claim for indemnification pursuant to Section 9.3 below, as limited by the limitations set forth in Section 9.2.

      (g) At least one printed hard copy of all items contained in Disclosure Schedules shall be maintained by the Company following Closing and for a period of five years following Closing. All other copies of this Agreement provided to Seller and Purchaser shall provide copies of all Disclosure Schedules on magnetic or ditigal data contained on computer readable disk.

      9.3 INDEMNIFICATION BY THE SELLER. Subject to the conditions of Article IX, Section 9 (9.2, above), the Members, except for Jim Taylor, shall indemnify and hold the Purchaser and its successors and assigns harmless in respect of any and all claims, losses, damages, liabilities, and expenses (including, without limitation, settlement costs and legal, accounting, and other

MEMBERSHIP INTEREST AGREEMENT
PAGE 30

expenses in connection therewith) (collectively, the "Damages") incurred by the Purchaser and its successors and assigns in connection with each and all of the following.

            (a) Any claim by any person or other entity for any broker's or finder's fee or similar fee charged for commission that arises from any action, statement, or commitment made by the Seller or its agents or Affiliates.

            (b) Any breach or other failure to perform any covenant, agreement, or obligation of the Seller contained in this Agreement, any other Acquisition Document or any other instrument, including all certificates, contemplated hereby or thereby.

            (c) Any breach of any representation or warranty by the Seller contained in this Agreement, any other Acquisition Document or any other instrument, including all certificates, contemplated hereby or thereby.

            (d) The Company's failure to pay any income taxes it is required to pay prior to Closing.

            (e) To the extent not otherwise indemnified under that certain Indemnity Agreement in favor of Company and Members by Piedmont Aviation Services, Inc. and Piedmont Hawthorne Aviation, Inc. dated November 18, 2002, which is attached hereto marked Exhibit "A" and made a part hereof ('Hawthorne Indemnity"), Members (excluding Jim Taylor), shall additionally indemnity Purchaser and Company in the same manner and upon the same terms of the Hawthorne Indemnity, (which for purposes of this indemnity, the Members excluding Jim Taylor being identified as "Indemnitor" and the Company and Purchaser as well as their members, managers, officers, directors, shareholders, employees, representative and attorneys being identified as Indemnitees as those terms are defined in the Hawthorne Indemnity.) for Any Damages arising between the dates of November 18, 2002 and the Closing Date which are caused by the Company's failure to comply with any Requirements of Law related to Hazardous Substances or any release, spill or discharge by the Company of any Hazardous Substances onto any property owned, leased or operated by the Company (including, without limitation, costs of response, removal, remediation, investigation, corrective action, property damage, personal injury, economic loss, damage to natural resources, health assessments and health studies, settlement, interest accruing on recoverable amounts, penalties, and attorneys'
fees) accruing to the Purchaser or the Company, including (i) remedial work, monitoring, removal or other costs and expenses associated with environmental matters with respect to any Hazardous Substances required by any environmental Requirements of Law, (ii) injury, disease, or death of any person (including any employee, former employee, agent, or representative of any subcontractor of the Company) arising out of any environmental matters, or (iii) any damage to any property, (hereinafter all of the above damages referenced as "Remediation Damages') The standard in determination of contamination levels applicable during the Members operation of the Company upon which claims for contamination may be made by the Indemnitees shall be the difference in contaminate levels disclosed: (i) by the Environmental Site Aassessment results determining maximum soil contaminant concentrations listed on Exhibits A and B of the Hawthorne. Indemnity and results determining maximum soil contaminant concentrations listed in the Environmental Site Assessments determining maximum soil contaminant concentrations prepared for the Purchaser prior to Closing which is attached

MEMBERSHIP INTEREST AGREEMENT
PAGE 31

hereto as Exhibit "B" and made a part hereof.. Members liability for claims made under this Section shall not exceed the Remediation Damages as are ordered by any governmental; authority having competent jurisdiction, over environmental matters.

      9.4 INDEMNIFICATION BY THE PURCHASER. The Purchaser and its successors and assigns shall indemnify, defend and hold harmless the Seller, each of the Members, and their respective successors and assigns in respect of any and all Damages incurred by Seller, each of the Members, and their respective successors and assigns in connection with each and all of the following.

            (a) The claim by any person for any broker's or finder's fee or similar fee charged for commission that arises from any actions, statements, or commitments made by the Purchaser or its agents or Affiliates.

            (b) The breach or other failure to perform any covenant, agreement, or obligation of the Purchaser contained in this Agreement or any other Acquisition Document or any other instrument, including all certificates contemplated hereby or thereby, including failure to pay or hold any Member harmless from assumed liabilities and obligations as are identified in Article I section 3 (e.g., 1.3), above.

            (c) Any breach of any representation or warranty by the Purchaser contained in this Agreement or any other Acquisition Document or any other instrument, including all certificates, contemplated hereby or thereby, including failure to pay or hold any Member harmless from assumed liabilities and obligations as are identified in Article I section 3 (e.g., 1.3), above.

      9.5 NOTICE AND DEFENSE OF CLAIM. Whenever any claim shall arise for indemnification hereunder, the party entitled to indemnification (the "Indemnified Party") shall provide written notice to the other party (the "Indemnifying Party") within 60 (sixty) days of becoming aware of the right to indemnification and, as expeditiously as possible thereafter, the facts constituting the basis for such claim. In connection with any claim giving rise to indemnity hereunder, resulting from or arising out of any claim or legal proceeding by a person who is not a party to this Agreement, the Indemnifying Party, at its sole cost and expense and upon written notice to the Indemnified Party, may assume the defense of any such claim or legal proceeding with counsel reasonably satisfactory to the Indemnified Party. The Indemnified Party shall be entitled to participate in the defense of any such action, with its counsel and at its own expense. If the Indemnifying Party does not assume the defense of any such claim or litigation resulting there from, the Indemnified Party may, but shall not be obligated to, defend against such claim or litigation in such manner as it may deem appropriate including, but not limited to, settling such claim or litigation, after giving notice of it to the Indemnifying Party, on such terms as the Indemnified Party may deem appropriate and no action taken by the Indemnified Party in accordance with such defense and settlement shall relieve the Indemnifying Party of its indemnification obligations herein provided with respect to any Damages resulting there from.

MEMBERSHIP INTEREST AGREEMENT
PAGE 32

                                    ARTICLE X
                                   TERMINATION

10.1 TERMINATION. This Agreement may be terminated at any time before the Closing Date:

            (a) By mutual consent of the Purchaser and the Seller;

            (b) By either the Purchaser or the Seller if the Closing has not occurred on or before the Closing Date as may be extended for reasonable cause, PROVIDED that this provision shall not be available to the party who fails or refuses to consummate the transactions contemplated herein or to take any other action referred to herein as necessary to consummate the transactions contemplated hereby in breach of such party's obligations contained herein; and

            (c) By either the Purchaser or the Seller if there has been a material breach on the part of the other party in any material representation, warranty or covenant set forth in this Agreement that is not cured within ten
(10) business days after such other party has been notified of the intent to terminate this Agreement pursuant to this clause .10.1 (c).

            (d) By Purchaser in the event of its inability to meet any of the four (4) contingencies set forth in paragraph 3 of the Letter of Intent from Purchases to Seller dated March 29, 2005 (the "Contingencies"), these Contingencies, and only the Contingencies, being specifically incorporated herein by reference and made a part hereof as though fully set out in this Agreement

      10.2 EFFECT OF TERMINATION. In the event of termination of this Agreement as expressly permitted under Section 10.1 hereof, this Agreement shall forthwith become void and of no force and effect, and there shall be no liability on the part of either the Seller, the Purchaser, or their respective managers, officers, directors, representatives or agents, PROVIDED however, if such termination occurs pursuant to Section 10.1(c) and resulted from the material misrepresentation or material breach by a party of the covenants of such party contained in this Agreement, (and the breach remains uncured for more than the 10 day period of time) such breaching party shall be fully liable as a result of the material misrepresentation or breach. In the event of termination hereunder before the Closing, each party shall return promptly to the other Party all documents, work papers, and other material of the other party furnished or made available to such party or its representatives or agents and all copies thereof.

                                   ARTICLE XI
                            MISCELLANEOUS PROVISIONS

      11.1 AMENDMENT AND MODIFICATION; WAIVER OF COMPLIANCE. Subject to the applicable law, this Agreement may be amended, modified, and supplemented only by written agreement signed by the Purchaser and the Seller. Any failure by any party to this Agreement to comply with any obligation, covenant, agreement, or condition contained herein may be expressly waived in writing by the other parties hereto, but such waiver or failure to insist upon strict compliance shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure. Whenever this Agreement requires or permits consent by or on behalf of any

MEMBERSHIP INTEREST AGREEMENT
PAGE 33

party hereto, such consent shall be given in a manner consistent with the requirements for a waiver of compliance as set forth in this Section.

      11.2 FEES AND EXPENSES. Except as otherwise provided herein, each of the parties hereto will pay its own fees and expenses (including attorneys' and accountants' fees, legal costs, and expenses) incurred in connection with this Agreement, the other Acquisition Documents and the consummation of the transactions contemplated hereby and thereby.

      11.3 NOTICES. All notices, requests, demands, and other communications required or permitted hereunder shall be in writing and shall be deemed to have been given if delivered by hand, overnight courier, or mailed certified or registered mail with postage prepaid as follows.

            (a) If to the Purchaser, to:

                  Limco-Airepair, Inc.
                  5304 South Lawton Ave
                  Tulsa, OK 74107
                  Attention: Shaul Menachem, President

                  With a copy to: Jack N. Herrold
                                  Herrold Herrold & Co., Lawyers, P.C.
                                  300 ONEOK Plaza
                                  100 West Fifth Street
                                  Tulsa OK 74103

(b) If to the Seller, to:

                  Claude L. Buller
                  115 Manchester Place
                  Greensboro, NC 27410

                  Paul R. Hilliard
                  2803 Kinsey Ct.
                  Summerfield, NC 27358

                  Thomas W. Ferrell
                  315 Beechcliff Ct.
                  Winston-Salem, NC 27104

                  Jim Taylor
                  601 Chesham Dr.
                  Kernersville, NC 27284

                  With Copy to: Andrew D. Hart
                                Blancato Doughton & Hart PLLC
                                633 W Fourth Street, STE 150
                                Winston-Salem, N.C. 27101

MEMBERSHIP INTEREST AGREEMENT
PAGE 34

      11.4 ASSIGNMENT. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

      11.5 GOVERNING LAW. This Agreement and the legal relations between the parties hereto shall be governed by, and construed in accordance with, the laws of the State of Delaware, without reference to the conflict of laws principles thereof; provided however, Section 8.2 concerning Non-Competition shall be governed by, and construed in accordance with either the laws of the State of North Carolina or the laws of the State of Oklahoma, whichever best allows for enforcement of the covenant not to compete in accordance with the terms of section 8.2.

      11.6 COUNTERPARTS. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Faxed signatures shall have the same effect as an original signature.

      11.7 HEADINGS. The headings contained in this Agreement are inserted for convenience only and shall not constitute a part hereof.

      11.8 ATTORNEY FEES IN LITIGATION. The prevailing party in any litigated claim between the parties hereto (including those brought in Arbitration under Section 11.11, below) shall be entitled to recover all costs and attorney fees they have expended as may deemed reasonable by the court of competent jurisdiction in which the controversy or action is pending.

      11.9 ENTIRE AGREEMENT. This Agreement, including the Disclosure Schedules, the exhibits hereto and other documents referred to herein which form a part hereof, embody the entire agreement and understanding of the parties hereto in respect of the subject matter contained herein and supersede all prior agreements and understandings between the parties with respect to such subject matter, including, by way of illustration and not by limitation, the Letter of Intent dated March 29, 2005 (except the terms therein contained concerning Purchaser contingencies, which have been incorporated herein by reference). There are no restrictions, promises, warranties, covenants, or undertakings other than those expressly set forth or referred to herein.

      11.10 DEFINITIONAL PROVISIONS. All terms defined in this Agreement shall have such defined meanings when used in any exhibit, schedule, or any certificate or other document made or delivered pursuant hereto or thereto, unless otherwise defined therein.

      11.11 ARBITRATION. Any and all controversies and claims arising out of or relating to this Agreement or any of the Acquisition Documents, or breach thereof, shall be settled by binding private arbitration. The place of arbitration shall be Greensboro, North Carolina. There shall be three arbitrators, who shall be licensed attorneys, chosen as follows: (a) one arbitrator stall be chosen by Purchaser, and (b) one arbitrator shall be chosen by the Members, and (c) the two arbitrators thus named will then be directed to name a third arbitrator. The decisions and determinations by any two of the three arbitrators shall be binding on all parties to the arbitration The arbitration shall be administered in accordance

MEMBERSHIP INTEREST AGREEMENT
PAGE 35

with the American Arbitration Association's Commercial Arbitration Rules, except that (i) there shall be no discovery depositions, unless any witness will not personally appear and testify at the arbitration; and (ii) each party agrees to provide any relevant documents requested by the other party, except to the extent such documents are not discoverable under applicable law. Any dispute concerning discovery depositions or the provision of documents shall be decided by the arbitrators. Any award shall be a conclusive determination of the matter, shall be binding upon the parties thereto and shall not be contested by any of them. Judgment on the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. The parties shall share equally the cost of the arbitrator's fees and expenses and any administrative expenses as they arise. As part of such award, the prevailing party (as determined by the arbitrator) shall be awarded the arbitrator's fees and expenses and any administrative expenses previously paid by such party.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed on the day and year First above stated.

                                 "Purchaser"

                            LIMCO-AIREPAIR, INC.

                            /s/ Shaul Menachem
                            --------------------------------------------
                            by Shaul Menachem, President

                                 "Seller"

                            PIEDMONT AVIATION COMPONENT
                            SERVICE, L.L.C.

                            /s/ Claude L. Buller
                            -------------------------------------------
                            by Claude L. Buller, Authorized Manager
                                    "Member and Managers"

                            /s/ Claude L. Buller
                            -------------------------------------------
                            Claude L. Buller, Member and Manger

                            /s/ Paul R. Hilliard
                            -------------------------------------------
                            Paul R. Hilliard, Member and Manager

                            /s/ Thomas W. Ferrell
                            -------------------------------------------
                            Thomas W. Ferrell, Member and Manager

                            /s/ Jim Taylor
                            -------------------------------------------
                            Jim Taylor, Member and Manager

              EXHIBIT "A" TO MEMBERSHIP INTEREST PURCHASE AGREEMENT

                               INDEMNITY AGREEMENT

      THIS INDEMNITY AGREEMENT ("Indemnity Agreement") executed this 18th day of November, 2002, by PIEDMONT AVIATION SERVICES, INC., a North Carolina Corporation (hereinafter referred to as "Piedmont") and PIEDMONT/HAWTHORNE HOLDINGS, INC., a Delaware Corporation (hereinafter, jointly and severally with Piedmont, referred to as "Indemnitor") in favor of PIEDMONT AVIATION COMPONENT SERVICES, LLC, a North Carolina Limited Liability Company (hereinafter referred to as "Lessee").

                              W I T N E S S E T H:

      WHEREAS, Piedmont, as Seller, and Lessee, as Buyer, are parties to a Purchase and Sale Agreement dated as of July 26, 2002, as amended by a First Amendment to Purchase and Sale Agreement dated November 18, 2002 (the "Purchase and Sale Agreement"), and a Royalty Agreement, dated as of the date hereof (the "Royalty Agreement"); and

      WHEREAS, (i) Piedmont is to assign to Lessee its leasehold interest in the Landing Gear and Support Shop located at 3817 North Liberty Street, Winston-Salem, North Carolina, in accordance with the terms of a Lease Agreement by and between The Forsyth County Airport Authority and Piedmont Aviation, Inc. (such property, the "Landing Gear Shop"); (ii) Piedmont is to assign to Lessee its leasehold interest in the APU Shop located at 1031 E. Mountain Street, Building 320, Kernersville, NC 27284, in accordance with the terms of a Lease Agreement by and between Twin City Properties, Corp. and Piedmont Aviation, Inc. (such property, the "APU Shop"); and (iii) Piedmont is to lease to Lessee a portion of the Propeller Shop located at 3820 North Liberty Street, Winston-Salem, North Carolina pursuant to a written Lease Agreement to be entered into upon the closing of the Purchase and Sale Agreement (such property, the "Prop Shop", and collectively with the Landing Gear Shop and the APU Shop, the "Premises"); and

      WHEREAS, Lessee has requested that Piedmont and its parent, Piedmont/Hawthorne Holdings, Inc., give, and Indemnitor has agreed to execute this Indemnity Agreement with respect to certain existing Environmental Conditions (as defined in SECTION 5 below) at the Premises.

      NOW, THEREFORE, in consideration of the closing under the Purchase and Sale Agreement, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agrees as follows:

      1. Within ninety (90) days of the date of this Agreement, Indemnitor, at its expense, shall cause to be initiated and thereafter completed in a prompt manner a Comprehensive Site Assessment, as that term is defined by the North Carolina Department of Environment and Natural Resources' Guidelines for Assessment and corrective Action then in effect (the Comprehensive Site Assessment, together with any additional investigations, tests, assessments, studies or other inquiries conducted as a result of such Comprehensive Site Assessment, the "CSA"), of the Landing Gear Shop by an entity to be selected by Indemnitor and reasonably acceptable to Lessee. Indemnitor shall instruct the entity or entities performing the CSA to provide to Indemnitees, at the time first provided to any Indemnitor, a copy of each report, result and summary and each other document provided by such entity or entities to Indemnitor with respect to such CSA. Within ten (10) business days after completion of the CSA, Indemnitor shall promptly report the results of all sampling and other tests from the CSA to the applicable governmental body, administrative agency, or regulatory authority, including, without limitation the North Carolina Department of Environmental and Natural Resources. Following completion of the CSA, Indemnitor shall promptly undertake, at its or their expense, the remediation of all Environmental Conditions (as defined in SECTION 5 below) existing on the Landing Gear Shop, and shall thereafter diligently prosecute to completion all abatement, remediation, and other clean-up or remedial activities with respect to such Environmental Conditions. Such remediation and clean-up activities shall be completed by such entity or entities as are reasonably acceptable to Lessee in accordance with all applicable laws, rules, regulations and requirements of the Governmental Agency.

      Until receipt of the Agency Letter (as defined in Section 6 below), Indemnitor's obligations and liabilities under this Indemnity Agreement shall include the remediation of all Environmental Conditions existing on, at, under, in or off the Landing Gear Shop, including, without limitation, those required to be remediated due to: (i) changes in the standards set forth in the applicable environmental laws, rules and regulations, and (ii) newly regulated constituents and contaminants.

      2. Indemnitor, and each of them, hereby agrees, jointly and severally, to indemnify, and defend by competent counsel reasonably acceptable to Lessee, and hold harmless, Lessee, and its respective members, managers, directors, officers, employees, shareholders, representatives, and agents, and the respective successors-in-interest, successors-in-title and assigns thereof (hereinafter referred to, collectively and separately, as the "Indemnitees") from and against any legal or administrative proceedings and all demands, claims, liabilities, judgments, orders, damages, fines, penalties, or costs (including, without limitation, reasonable legal, accounting, consulting, engineering and other expenses) occasioned by, caused by, related to or arising out of: (a) actions, acts, orders and directives by or from any governmental or regulatory body, or any third party (including, without limitation, the Forsyth County Airport Authority, Twin City Properties, Inc. or their successors in title or interest), in connection with any Environmental Condition; (b) the remediation of any Environmental Condition arising out of, resulting from, or attributable to, the assets, business, or operations of Piedmont and its predecessors in interest at the Premises; or (c) the existence of any Environmental Condition on, at, under, in or off the Premises.

      3. The indemnities described above specifically include, but are not limited to, the direct obligation of Indemnitor to promptly perform any remedial or other activities required or ordered by any administrative agency, government official, or third party (including, without limitation, the Forsyth County Airport Authority, Twin City Properties, Inc. or their successors in title or interest), or otherwise necessary to avoid injury or liability to any person or property, to prevent the spread of pollution, or to permit continued safe operation of the Premises by Lessee (hereinafter the "remedial work"). Without waiving its indemnity, upon failure of Indemnitor to promptly perform the remedial work, any Indemnitee may, at its option, commence such work itself and require Indemnitor to pay all costs thereby incurred.

      4. Without limiting its obligations under any other paragraph of this Indemnity Agreement, Indemnitor shall be solely and completely responsible for responding to and complying with any administrative notice, order, request or demand, or any third party claim or demand (including, without limitation, any claim or demand made by the Forsyth County Airport Authority, Twin City Properties, Inc. or their successors in title or interest), relating to any Environmental Condition on the Premises. The responsibility conferred under this paragraph includes, but is not limited to, responding to such orders on behalf of Indemnitees and defending against any assertion of any Indemnitee's responsibility or duty to perform under such orders. Indemnitor shall assume any liabilities or responsibilities which are assessed against any Indemnitee in any action described under this paragraph.

      5. "Environmental Conditions", for purposes of this Indemnity Agreement, shall mean any and all of the following: (a) with respect to the Premises, the excess, if any, of the concentration of constituents shown on Table 1 and 2 attached to this Indemnity Agreement as Exhibit A, over the "Industrial Commercial MSCC Limits" of Table 1, and the "NCAC 2L Standards" of Table 2, as shown in those columns on, and in effect on the date of, Table 1 and Table 2, respectively, attached to this Indemnity Agreement as Exhibit A; (b) with respect to the Landing Gear Shop, any condition with respect to the Environment in, at, on, under or off the Landing Gear Shop set forth in, disclosed by or ascertainable from those environmental reports and assessments with respect to the Premises listed on Exhibit B, attached hereto, or which condition becomes known as a result of the CSA; (c) with respect to the APU Shop, any condition with respect to the Environment in, at, on, under or off the APU Shop arising from or related to any activity of Indemnitor; and (d) with respect to the Prop Shop, any condition with respect to the Environment in, at, on, under or off the Prop Shop including, but not limited to those matters set forth in, disclosed by or ascertainable from those environmental reports and assessments with respect to the Premises listed on Exhibit B attached hereto.

      For the purposes of this Indemnity Agreement, "Environment" shall mean soil, surface waters, groundwaters, land, stream sediments, surface or subsurface strata, ambient air, and any environmental medium. Indemnitor, and each of them, hereby jointly and severally represent and warrant to Lessee and the other Indemnitees that the reports and assessments set forth on Exhibit B are all environmental reports and assessments with respect to the Premises of which Indemnitor has knowledge or is aware.

      6. Indemnitor, and each of them, hereby jointly and severally represent and warrant to Lessee and the other Indemnitees that any and all Environmental Conditions, which are required by law to be reported to any governmental body, administrative agency, or regulatory authority (including, without limitation the North Carolina Department of Environmental and Natural Resources) has been appropriately reported thereto, and

Indemnitor shall be responsible for and agrees that it shall undertake all required assessment, monitoring, abatement, remediation, and other clean-up or remedial activities, with respect to the Environmental Conditions to the satisfaction of the appropriate governmental or regulatory body. This Indemnity Agreement shall terminate with respect to the Environmental Conditions of any one of the locations constituting the Premises only upon Lessee's receipt of a letter from the governmental body, administrative agency or regulatory authority that has jurisdiction and authority to require the remediation of the Environmental Conditions at that location stating, without qualification, that
(a) all remedial, monitoring or actions at that location have been completed to the satisfaction of such body, agency or authority and that no further action will be required with respect to such Environmental Conditions at that location; or (b) no action will now or hereafter be required by such body, agency or authority with respect to the Environmental Conditions at that location (such a letter, an "Agency Letter").

      7. If, at any time during the term of this Indemnity Agreement, Piedmont/Hawthorne Holdings, Inc. sells substantially all of its assets to any entity, or merges with such entity and such entity is the survivor, in a transaction in which such entity (i) does not have a net worth reasonably acceptable to Indemnitees, and/or (ii) does not assume in writing the obligations of Indemnitor under this Indemnity Agreement, then, in such event, Indemnitor shall escrow with an independent third-party reasonably acceptable to Indemnitees, solely against any liability of Indemnitor to Indemnitees under this Indemnity Agreement, an amount of cash sufficient to pay, cover and provide for all obligations and liabilities of Indemnitor under this Indemnity Agreement. Such escrow amount shall be determined by agreement of the parties hereto, however, if the parties are unable to so agree within thirty (30) days prior to the completion of such asset sale or merger, the escrow amount shall be determined by a licensed environmental contractor or consultant selected by Lessee and approved by Indemnitor, such approval not to be unreasonably witheld, which determination shall be binding on all parties hereto. In the event that the entity so described meets the qualifications set forth in this paragraph, Indemnitor and each of them shall be released from any and all obligations under this Indemnity Agreement.

      8. The Indemnitees' recourse under this Indemnity Agreement shall be direct against each Indemnitor, and in addition to such direct liability of each Indemnitor, at the Indemnitees' option, the Indemnitees may offset any losses, costs, expenses, damages, and other matters from which the Indemnitees are indemnified hereunder against payments due to Piedmont under the Royalty Agreement.

      9. CLAIMS FOR INDEMNIFICATION

            (a) Any claim for indemnification pursuant to this Indemnity Agreement which is based upon a final judgment, decree or award of a court of competent jurisdiction or upon the order of any governmental body, administrative agency or regulatory authority and such claim requires the payment of money by any Indemnitee, such judgment, decree, award or order shall be conclusive as to the amount of such claim, provided a certified copy of such judgment, decree, award or order accompanies the notice relating to such claim and provided further that such Indemnitee shall have complied with the requirements of
SECTION 9(b) below. Any claim for indemnification shall be conclusive in all respects thirty (30) days after receipt by Indemnitor of notice thereof, unless within such period Indemnitor shall have sent to such Indemnitee, and such Indemnitee shall have received, notice questioning the propriety of the claim, in which case such claim, unless settled by agreement of the parties, shall be promptly referred to arbitration as provided in SECTION 10(a) below. In the event that an Indemnitee makes a claim for indemnification, and Indemnitor contests such claim but the claim is not settled or referred to arbitration within sixty (60) days after receipt by Indemnitor of notice of the claim from such Indemnitee, such claim shall be regarded as conclusive in all respects.

            (b) In the event that any legal proceeding shall be instituted, or any claim or demand shall be asserted against any Indemnitee by any third party in respect of which indemnity may be sought pursuant to the provisions of this Indemnity Agreement, such Indemnitee, with reasonable promptness after obtaining knowledge of such proceeding, claim, or demand shall give written notice thereof to the Indemnitor, who shall then have the right, at its option and expense, to be represented by counsel of its choice in connection with such matter, which counsel shall be reasonably satisfactory to the Indemnitee, and to defend against, negotiate, settle or otherwise deal with any such proceeding, claim or demand; PROVIDED, HOWEVER, that without the prior written consent of the Indemnitee, which consent shall not be unreasonably withheld, the Indemnitor shall not consent to the entry of any judgment in or agree to any settlement of any such matters; FURTHER PROVIDED, that the Indemnitee may retain counsel, at its own expense, to represent it and participate in connection with any such proceeding or claim or demand. Failure by the Indemnitor to notify the Indemnitee of the Indemnitor's election to defend any proceeding, claim or demand with respect to which indemnity is sought, within thirty (30) days after notice thereof shall have been given by the Indemnitee, shall be deemed a waiver by the Indemnitor of its right to defend against such matter. If the Indemnitor assumes defense of any such proceeding, claim or demand, it shall take or cause to be taken all steps necessary in connection with such defense, and the Indemnitee shall in all events be entitled to indemnity with respect to such matter, as provided in this Indemnity Agreement. In the event that the Indemnitor does not elect to defend any proceeding, claim or demand with respect to which indemnity is sought, the Indemnitee may defend against, settle or otherwise deal with any such proceeding, claim or demand in such matter as it may in its good faith discretion deem appropriate and the Indemnitor shall be liable for indemnification with respect to such matter, including without limitation the reasonable costs of such defense, as provided in this Indemnity Agreement. In the event of any proceeding, claim or demand by a third party with respect to which a claim for indemnification is made hereunder, the parties hereto agree that they will cooperate fully with each other in connection with the defense or settlement of such matter.

      10. MISCELLANEOUS.

            (a) Any controversy or claim arising out of or relating to this Indemnity Agreement shall be settled by binding arbitration administered by the American Arbitration Association in accordance with its Commercial Arbitration Rules, including the Emergency Interim Relief Procedures (the "AAA Rules"), and judgment on the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. There shall be one arbitrator, chosen in accordance with the AAA Rules. The place of arbitration shall be Winston-Salem, North Carolina, unless otherwise agreed by the parties to the arbitration. The parties shall share equally the cost of the arbitrator's fees and expenses and any required administrative expenses as they arise. Judgment upon the award by the arbitrator may be entered in any court having jurisdiction thereof. As part of such award, the prevailing party (as determined by the arbitrator) shall be awarded the arbitrator's fees and expenses and any administrative expenses previously paid by such party. Any award shall be a conclusive determination of the matter and shall be binding upon Indemnitor and the Indemnitees and shall not be contested by either of them.

            (b) This Indemnity Agreement, and all indemnities, representations, covenants, and warranties as set forth herein, shall be binding upon and shall inure to the benefit of both Indemnitor and the Indemnitees, and the respective legal representatives, successors, and assigns of Indemnitor and the Indemnitees; provided that this Agreement may not be assigned by Indemnitor without the written consent of Lessee.

            (c) This Indemnity Agreement shall survive the closing of the transactions contemplated by the Purchase and Sale Agreement and any subsequent transfer of the Premises or any portion thereof or any interest therein.

            (d) This Indemnity Agreement, along with the Purchase and Sale Agreement, Royalty Agreement and all documents and instruments executed pursuant thereto, supersedes all prior agreements, whether written or oral, between the parties with respect to its subject matter and constitutes a complete and exclusive statement of the terms of the agreement between the parties with respect to its subject matter. This Indemnity Agreement may not be amended, supplemented, or otherwise modified except by a written agreement executed by the party to be charged with the amendment.

            (e) This Agreement will be governed by and construed under the laws of the State of North Carolina without regard to conflicts-of-laws principles that would require the application of any other law.

                            (Signature Page Follows)

      IN WITNESS WHEREOF, the undersigned PIEDMONT AVIATION SERVICES, INC., PIEDMONT/HAWTHORNE HOLDINGS, INC. and PIEDMONT AVIATION COMPONENT SERVICES, LLC have executed these presents as of the date and year first hereinabove written.

WITNESSES:                                PIEDMONT AVIATION SERVICES, INC.

                                          By:
--------------------------------------        ---------------------------------

                                          Its: President
--------------------------------------         --------------------------------

                                          PIEDMONT/HAWTHORNE HOLDINGS, INC.

                                          By:
--------------------------------------        ---------------------------------

                                          Its: President
--------------------------------------         --------------------------------

                                          PIEDMONT AVIATION COMPONENT
                                          SERVICES, LLC

                                          By: Thomas W. Ferrell
--------------------------------------        ---------------------------------

                                          Its: President
--------------------------------------         --------------------------------

                                    EXHIBIT A

                                     TABLE 1

                     Maximum Soil Contaminant Concentrations

                                                                             INDUSTRIAL/
                                                                              COMMERCIAL     SOIL-TO-WATER
                                                                             SOIL CLEANUP       MAXIMUM
                                                        RESIDENTIAL SOIL    LEVELS (MG/KG)    CONTAMINANT
                                                         CLEANUP LEVELS          MSCC        CONCENTRATION
                    CONSTITUENT               CAS#           (MG/KG)            LIMITS       (SOIL MG/KG)
-----------------------------------------------------------------------------------------------------------
Acenaphthene                                83-32-9                  940             24000               8
Acenaphthylene                              208-96-8                 469             12264              11
Acetone                                     67-64-1                 1564             40880               3
Aliphatics, C5-C8                             N/A                    939             24528              72
Aliphatics, C9-C18                            N/A                   9386            245280            3255
Aliphatics, C19-C36                           N/A                  93860                 #              ##
Anthracene                                  120-12-7                4600            122000             995
Aromatics, C9-C22                             N/A                    469             12264              34
Barium                                     7440-39-3                1095             28616             848
Benzene                                     71-43-2                   22               200          0.0056
Benzo(a)anthracene                          56-55-3                 0.88                 8            0.34
Benzo(b)fluoranthene                        205-99-2                0.88                 8               1
Benzo(g,h,i)perylene                        191-24-2                 469             12264            6720
Benzo(k)fluoranthene                        207-08-9                   9                78              12
Benzo(a)pyrene                              50-32-8                0.088              0.78           0.091
Benzoic Acid                                65-85-0                62571           1635200             112
Bis(chloroehyl)ether (BCEE)                 111-14-1                0.58               5.2          0.0002
Bis(Z-ethylhexyl)phthalate (DEHP)           117-81-7                  46               410            6.67
n-Butylbenzene                              104-51-8                 156              4088               4
sec-Butylbenzene                            135-98-8                 156              4088               3
tert-Butylbenzene                           104-51-8                 156              4088               3
Carbon disulfide                            75-15-0                 1564             40880               4
Chloroform (trichloromethane)               67-66-3                  100               938           0.001
Chloromethane (methyl chloride)             74-87-3                   49               440            0.02
Chromium (Total)                           7440-50-8                  47              1226              27
Chromium III                               16065-83-1              23460            613200              27
Chromium VI                                18540-29-9                 47              1226              27
Chrysene                                    218-01-9                  88               780              38
Dibenz(a,h)anthracene                       53-70-8                0.088              0.78            0.17
Dibenzofuran                                132-64-9                  62              1635             4.7
Dibromochloromethane                        124-48-1                   7                68           0.002
1,2-Dibromoehane (EDB)                      106-93-4              0.0075             0.067      0.00000197
1,2-Dichlorobenzene                         95-50-1                 1400             36000               7
1,3-Dichlorobenzene                         541-73-1                1400             36000              24
1,4-Dichlorobenzene                         106-46-7                  27               240               1
1,1-Dichloroethane                           75-34-3                1560             40000               4
1,2-Dichloroethane (ethylene dichloride)    107-06-2                   7                63          0.0018

                                                                                        SOIL-TO-WATER
                                                                        INDUSTRIAL/        MAXIMUM
                                                    RESIDENTIAL SOIL     COMMERCIAL       CONTAMINANT
                                                     CLEANUP LEVELS     SOIL CLEANUP     CONCENTRATION
          CONSTITUENT                      CAS#         (MG/KG)        LEVELS (MG/KG)    (SOIL MG/KG)
------------------------------------------------------------------------------------------------------
1,2-Dichloroethene (cis)                156-59-2                 156             4000             0.35
1,2-Dichloroethene (trans)              156-60-5                 320             8200             0.38
1,1-Dichloroethylene                     75-35-4                   1               10            0.045
1,2-Dichloropropane                      78-87-5                   9               84           0.0029
1,3-Dichloropropene (cis and trans)     542-75-6                   4               33           0.0009
2,4-Dimethylphenol                      105-67-9                 312             8176              0.9
Ethyl Acetate                           141-78-6               14078           367920               11
Ethylbenzene                            100-41-4                1560            40000             0.24
Fluoranthene                            206-14-0                 620            16400              276
Fluorene                                 86-73-7                 620            16400               44
Hexachlorobutadiene                      87-68-3                 3.1               73             0.26
2-Hexanone (Methyl n-butyl ketone)      591-78-6                 625            16352              1.9
Indeno (1,2,3-cd)pyrene                 193-39-5                0.88                8                3
Isopropyl benzene (Cumene)               98-82-8                1564            40880                2
Isopropyl ether (diisopropyl ether)     108-20-3                 156             4088             0.37
Lead                                   7439-92-1                 400              400              270
Methanol                                 67-56-1                7821           204400               14
Methyl ethyl ketone (2-Butanone)         78-93-3                9385           24528O              0.7
Methyl ten-butyl ether (MTBE)          1634-04-4                 156             4088             0.92
Methylene chloride                       75-09-2                  85              763             0.02
2-Methylnaphthalene                      91-57-6                  63             1635                3
Naphthalene                              91-20-3                  63             1635             0.58
Phenanthrene                             85-01-8                 469            12264               60
n-Propylbenzene                         103-65-1                 156             4088                2
Pyrene                                  129-00-0                 469            12264              286
Silver                                 7440-22-4                78.2             2044             0.23
Styrene (ethenylbenzene)                100-42-5                3128            81760             2.24
1,1,2,2-Tetrachlorethane                 79-34-5                   3               28            0.001
Tetrachloroethylene(PCE,
   perchloroethylene)                   127-18-4                  12              110           0.0074
1,2,4-Trichlorobenzene                  120-82-1                 156             4088              2.6
Trichloroethylene (TCE)                  79-01-6                  58              520           0.0183
1,2,4-Trimethylbenzene                   95-63-6                 782            20440                8
1,3,5-Trimethylbenzen                   108-67-8                 782            20440                7
Toluene                                 108-88-3                3200            82000                7
Xylenes (mixed)                        1330-20-7               32000           200000                5

#     Health based level > 100%

##    Considered immobile

                                     TABLE 2

           2L Standards and Gross Contamination Levels for Groundwater

                                                     North Carolina        Gross
                                                      Groundwater     Contamination
                                                        Quality         Levels for
                                                        Standards*      Groundwater
Compound                                 CAS #        (GWQS) (ug/l)    (GCL) (ug/l)      BASIS
------------------------------------------------------------------------------------------------
Acenaphthene                             83-32-9           80               2120          SOL
Acenaphthylene                          208-96-8          210               1965          SOL
Acetone                                 67-64-1           700              700000         STD
Anthracene                              120-12-7          2100              2100          STD
Barium                                  7440-39-3         2000             2000000        STD
Benzene                                  71-43-2           1                5000         DWSTD
Benzo(a)anthracene                       56-55-3          0.05                22          SOL
Benzo(b)fluoranthene                     205-99-2         0.047              0.6          SOL
Benzo(g,h,i)perylene                    191-24-2           210               210          STD
Benzo(k)fluoranthene                    207-08-9          0.47              0.47          STD
Benzoic acid                             65-85-0         28000             1450000        SOL
Benzo(a)pyrene                           50-32-8         0.0047              1.5          SOL
Bis(2-chloroethyl)ether (BCEE)          111-44-4          0.031              31           STD
n-Butylbenzene                          104-51-8           70               6900          SOL
sec-Butylbenzene                        135-98-8           70               8500          SOL
tert-Butylbenzene                       104-51-8           70              15000          SOL
Carbon disulfide                         75-15-0           700             700000         STD
Chlorodibromomethane                    124-48-1          0.41               410          STD
Chloromethane (Methyl Chloride)         74-87-3           2.6               2600          STD
Chromium                                7440-50-8          50               50000         STD
Chrysene                                218-01-9           5                  5           STD
Dibenz(a,h)anthracene                    53-70-3         0.0047              0.25         SOL
Dibenzofuran                            132-64-9           28               28000         STD
1,2- Dibromoethane (ethylene
   dibromide)                           106-93-4         0.0004               50         DWSTD
1, 2-Dichlorobenzene                     95-50-1          620               72500         SOL
1, 3-Dichlorobenzene                    541-73-1          620               61500         SOL
1, 4-Dichlorobenzene                    106-46-7           75               39500         SOL
1, 1-Dichloroethane                      75-34-3          700              700000         STD
1, 2-Dichloroethane (ethylene
   dichloride)                          107-06-2         0.38               380           STD
1, 1-Dichloroethylene                   75-35-4            7                7000          STD
1, 2-Dichloroethene (cis)               156-59-2          70               70000          STD
1, 2-Dichloroethene (trans)             156-60-5          70               70000          STD
1, 2-Dichloropropane                    73-87-5          0.56                560          STD
1, 3-Dichloropropene (cis and trans)    542-75-6          0.2               200           STD
2,4-Dimethylphenol                      105-67-9          140             140000          STD
Ethyl Acetate                           141-78-6         2600             2600000         STD
Ethylbenzene                            100-41-4          29               29000          STD
Fluoranthene                            206-44-0         280                280           STD
Fluorene                                86-73-7          280                950           SOL
Hexachloro-1,3-butadlene                87-68-3         0.44                440           STD

      2L Standards and Gross Contamination Levels for Groundwater

                                                    North Carolina       Gross
                                                      Groundwater    Contamination
                                                       Quality         Levels for
                                                      Standards*      Groundwater
Compound                                  CAS #     (GWQS) (ug/l)     (GCL) (ug/l)   BASIS
------------------------------------------------------------------------------------------
2-Hexanone (Methyl n-Butyl Ketone)      591-78-6           280           280000       STD
Indeno (1,2,3-cd) pyrene                193-39-5         0.047               31       SOL
Isopropyl benzene                        98-82-8            70            25000       SOL
Isopropyl ether (Diisopropyl ether)     108-20-3            70            70000       STD
Lead                                   7439-92-1            15            15000       STD
Methanol                                 67-56-1          3500          3500000       STD
Methyl Ethyl Ketone (MEK)                78-93-3           170           170000       STD
2-Methylnaphthalene                      91-57-6            28            12500       SOL
Methyl tert-butyl ether (MTBE)         1634-04-4           200           200000       STD
Methylene chloride                       75-09-2             5             5000       STD
Naphthalene                              91-20-3            21            15500       SOL
Phenanthrene                             85-01-8           210              410       SOL
n-Propylbenzene                         103-65-1            70            30000       SOL
Pyrene                                  129-00-0           210              210       STD
1,1,2,2-Tetrachloroethane                79-34-5          0.17              170       STD
Tetrachloroethylene (PCE)               127-18-4           0.7              700       STD
Toluene                                 108-88-3          1000           257500       SOL
1,2,4-Trichlorobenzene                  120-82-1            70             9500       SOL
1,2,4-Trimethylbenzene                   95-63-6           350            28500       SOL
1,3,5-Trimethylbenzene                  108-67-8           350            25000.      SOL
Xylenes (mixed)                        1330-20-7           530            87500       SOL

SOL - 50% of the solubility at 25 degrees Celsius

DWSTD - 1000 x federal drinking water standard (40 CFR 141)

STD - 1000 x North Carolina groundwater quality standard (15A NCAC 2L .0202)

* includes interim Groundwater Quality Standards

                                    EXHIBIT B

1. Phase I & II Environmental Site Assessment prepared by Environmental Aspects, Inc. of North Carolina, dated September 30, 2002 (EAI Project 41586).

2. Phase I Environmental Site Assessment prepared by Environmental Aspects, Inc. of North Carolina, dated September 27, 2002 (EAI Project 41586).

3. Groundwater Monitoring Report prepared by Mid-Atlantic Associates, P.A., dated August 11, 2000 (Job No. 099R0824.00).

4. Phase I Environmental Assessment Report of International Technology dated July 1998.

5. Phase I Limited Site Assessment (Proposal #P99R - 1409 dated 3/l6/99) prepared by Mid-Atlantic

              EXHIBIT B TO MEMBERSHIP INTEREST PURCHASE AGREEMENT

[ENRISCO LOGO]           ENRISCO, Inc.
                         THE ENVIRONMENTAL RISK ASSESSMENT COMPANY
                         Environmental Consulting, Testing & Inspection Services
                         Asbestos, Hazardous Waste, and UST Services

FACSIMILE COVER SHEET

DATE     05/10/05                        FAX NUMBER        336-423-5104

TO:      CLAUDE BULLER                   FROM:          DAVID JEROSE
         ---------------                                ----------------
         PACS                                           ENRISCO
         -------------------------------------------------------------------

NUMBER OF PAGES INCLUDING COVER 4

SUBJECT       RESULTS OF BASELINE ASSESSMENT

              PIEDMONT AVIATION COMPONENTS LANDING GEAR

MESSAGE       CLAUDE AND SHAUL,

              THIS TABLE IS A SUMMARY OF THE ANALYTICAL RESULTS FROM BOTH THE GEOPROBE BORINGS AND MONITORING WELLS. THESE RESULTS ARE THE BASELINE FOR LIMCO PRIOR TO COMMENCING OPERATIONS AT THIS FACILITY. THESE RESULTS REPRESENT THE CURRENT CONDITION OF GROUNDWATER AS OF 5-12-05.

              THESE RESULTS MUST BE COMPARED TO THE BASELINE STUDY PERFORMED ON 9-17-02 TO DETERMINE WHAT IF ANYTHING HAS CHANGED OVER TIME. THIS WILL BE DONE WITH THE HISTORICAL TABLE CURRENTLY BEING PREPARED.

              THE DETECTION LIMITS FROM THE LABORATORY ARE <1 ug/l (PART PER BILLION), SAME AS IN 2002. IF YOU LOOK AT THE TABLE, SIX COMPOUNDS HAVE STANDARDS BELOW 1 ug/l, SAME AS IN 2002. THE CONCENTRATIONS REPORTED WILL NOT CHANGE BY LOWERING THE DETECTION LIMITS, ONLY THE NON-DETECTS (<1 RESULTS) MAY CHANGE. FOR COMPARISON TO 2002, USE THIS TABLE. FOR ESTABLISHING A BASELINE FOR LIMCO TO RELY ON, THEY SHOULD USE THE LOWEST DETECTION LIMIT AVAILABLE.

             Post Office Box 548, Wake Forest, North Carolina 27588
             Telephone: (919) 570-0186 E-mail: enriscoinc@aol.com

                                     TABLE 1
                         GROUNDWATER ANALYTICAL RESULTS
               Piedmont Aviation Components Landing Gear Facility
            3817 North Liberty Street, Winston-Salem, North Carolina

                         NCAC 2L
                        STANDARDS
        ANALYTE           (ug/l)   GP-1A    GP-2A    GP-3A    GP-4A    GP-5A     DW-1     SW-2     DW-2     SW-1     DW-3     IW-1
------------------------------------------------------------------------------------------------------------------------------------
      DATE SAMPLED                 5/12/05  5/12/05  5/12/05  5/12/05  5/12/05  5/12/05  5/12/05  5/12/05  5/12/05  5/12/05  5/12/05
    EPA METHOD 8260        ug/l      ug/l     ug/l     ug/l     ug/l     ug/l     ug/l     ug/l     ug/l     ug/l     ug/l     ug/l
        Benzene             1         <1      1.91     2.96      <1       <1      8.17     22.3      <1       <1       <1      <1
      Ethylbenzene          29        <1      7.54      <1       <1       <1       <1       <1       <1       <1       <1      <1
        Toluene            1000       <1      4.15      <1       <1       <1       <1       <1       <1       <1       <1      <1
      M,P - xylenes                   <2       <2       <2       <2       <2       <2       <2       <2       <2       <2      <2
       O - xylene                     <1      2.01      <1       <1       <1       <1       <1       <1       <1       <1      <1
     Total Xylenes         530        <2       <2       <2       <2       <2       <2       <2       <2       <2       <2      <2
          MTBE             200        <1       <1       <1       <1       <1       <1       <1       <1       <1       <1      <1
 1,3,5-Trimethylbenzene    350       1.55      <1       <1       <1       <1       <1      1.52      <1       <1       <1      <1
 1,2,4-Trimethylbenzene    350       3.19     14.1      <1       <1       <1       <1      7.5       <1       <1       <1      <1
    Isopropylbenzene        70        <1      3.7       <1       <1       <1       <1       <1       <1      4.68      <1      <1
      Naphthalene           21       <10      16.5      <10     <10      <10      <10      <10      <10      <10       <10    <10
  P-Isopropyl toluene       NS       1.47     4.75      <1       <1       <1       <1      1.66      <1      1.25      <1      <1
    N-Propylbenzene         70        <1      3.8       <1       <1       <1       <1       <1       <1       <1       <1      <1
   Sec-Butyl benzene        70        <1      2.79      <1       <1       <1       <1       <1       <1      18.8      <1      <1
    N-Butyl benzene         70       1.66     2.58      <1       <1       <1      1.2      1.46      <1      2.43      <1      <1
  Tert- Butyl benzene       70        <1       <1       <1       <1       <1       <1       <1       <1      2.55      <1      <1
 1,4 - Dichlorobenzene      75        <1       52       <1       <1       <1       <1       <1       <1       <1       <1      <1
  1,1 - Dichloroethene      7         <1      3.51      <1       <1      1.25      <1       <1       <1       <1       <1      <1
  1,1 - Dichloroethane     700        <1      7.36      <1       <1      3.15      <1       <1       <1       <1       <1      <1
1,1,1 - Trichloroethane    200        <1       <1       <1       <1      1.06      <1       <1       <1       <1       <1      <1
     Chlorobenzene          50        <1      153       <1       <1       1.3      <1       <1       <1       <1       <1      <1
  1,2 - Dichloroethane     0.38       <1      124      9.48      <1      1.08     1.91     2.51      <1       <1       <1      <1
cis 1,2 - Dichoroethene     70       1.72     6490      <1       <1      24.5      <1      11.4      <1       <1       <1      <1
Tetrachloroethene (PCE)    0.7       455       <1      1.92     2.75     4.32      <1      2.36     1.95     7.58      <1      <1
    Trichloroethene        2.8        <1      6.17     15.5      <1      6.05     1.61     15.4      <1       <1       <1     2.26
  1,2 - Dichloroethane     620        <1      35.9      <1       <1        1       <1       <1       <1      2.39      <1      <1
   Methylene Chloride       5         <1       <1      1.05      <1       <1       <1       <1       <1       <1       <1      <1
 1,1,2-Trichloroethane      NS        <1       <1       <1       <1       <1       <1      2.36      <1       <1       <1      <1
        1,1,2,2 -
   Tetrachlororethane      0.17       <1       <1       <1       <1       <1       <1      1.97      <1       <1       <1      <1
       Chloroform          0.19      2.64      <1      14.3     2.68      <1       <1      4.79      <1       <1       <1      <1
       trans 1,2 -
     Dichloroethene         70        <1      53.5      <1       <1      1.06      <1       <1       <1       <1       <1      <1
     Vinyl Chloride       0.015       <1      8.8       <1       <1       <1       <1       <1       <1       <1       <1      <1
  Carbon tetrachloride     0.3        <1       <1      2.25      <1       <1       <1       <1       <1       <1       <1      <1
  1,3 - Dichlorobenzene    620        <1      19.7      <1       <1       <1       <1       <1       <1       <1       <1      <1
        Chromium            50       300      163      <40     70.4      116      <40      <40      <40      <40      <40     <40

   Concentrations in BOLD print exceed NCAC 2L Groundwater Quality Standards.
                    NS - No standard for indicated compound.

                                     TABLE 7

          SUMMARY OF CONSTITUENTS DETECTED IN GROUNDWATER IN JULY 2003

                       FORMER PIEDMONT HAWTHORNE FACILITY
                            3817 NORTH LIBERTY STREET
                          WINSTON-SALEM, NORTH CAROLINA

                                                                  MONITORING WELLS
                                               -------------------------------------------------------
                                   15A NCAC
     DETECTED PARAMETER          2L STANDARD    DW-1      DW-2     DW-3      IW-1      SW-1     SW-2
------------------------------------------------------------------------------------------------------
1,1-Dichloroethane                   700       <0.410    <0.410   0.431 J   <0.410    <0.410   <0.410
1,2-Dichlorobenzene                  620       <0.360    0.411 J  <0.360    <0.360     1.19    <0.360
1,2-Dichloroethane                   0.38       2.19     <0.360   <0.360    <0.360    <0.360    6.88
1,2-Dichloropropane                  0.56      <0.330    <0.330   <0.330    <0.330    <0.330   0.731 J
1,4-Dichlorobenzene                   75       <0.250   0.290 J   <0.250    <0.250    0.880    <0.250
Benzene                               1         13.2     <0.330   <0.330    <0.330    <0.330    22.8
Chlorobenzene                         50       <0.320   0.529 J   <0.320    <0.320    <0.320   <0.320
Chloroform                           0.19 *    <0.360    <0.360   <0.360    <0.360   0.997 J    44.6
Naphthalene                           21        6.82     <0.260   <0.260    <0.260    0.282     4.31
Tert-Butyl methyl ether (MTBE)       200       <0.320    <0.320   <0.320     0.752    <0.320   <0.320
Tetrachloroetheylene                 0.7       <0.330    <0.330   <0.330    <0.330     17.0     1.07
Trichloroetheylene                   2.8        4.32     <0.360   <0.360     1.37      1.14     51.7

Note:

1)    All concentrations shown are in micrograms per liter ((mu)g/L).

2)    < = less than the Detection Limit shown

3)    J = estimated value less than Reporting Limit but greater than Detection
      Limit

4)    * = EPA SW 846, Method 8260B specifies a Practical Quantitation Limit of 1
      (mu)g/L for chloroform. The Practical Quantitation Limit established by General Engineering Laboratories, Inc. for its analysis of chloroform by EPA Method 8260B is also 1 (mu)g/L, but the lab's Method Detection Limit is lower (0.360 (mu)g/L).

5) Reported values that exceed respective 15A NCAC 2L Standards are shown in bold.

                                     TABLE 2
               GROUNDWATER ANALYTICAL RESULTS - SEPTEMBER 17, 2002
                 Piedmont Aviation Landing Gear and Support Shop
         3817 North Liberty Street Street, Winston-Salem, North Carolina
                                EAI Job No. 41586

                                                    GROSS
                                    NCAC 2L      CONTAMINANT
        ANALYTE                STANDARDS (ug/l)  LEVELS(ug/l)    GP-l   GP-2   GP-3   GP-4   GP-5   GP-6   GP-7   GP-8
----------------------------------------------------------------------------------------------------------------------
   EPA METHOD 8260                  ug/l             ug/l        ug/l   ug/l   ug/l   ug/l   ug/l   ug/l   ug/l   ug/l
   Trichloroethene                  2.8              2800         <1    1.24   15.4   2.23   6.17    <1    3.67    <1
  Tetrachloroethene                 0.7              700         6.64   10.9    <1     <1    3.04    <1     <1    1.27
  1,2-dichloroethane                 70             70000         <1    33.8   4.05    <1     <1     <1     <1     <1
 Trans l,2-dichloroethane            70             70000         <1    6.25    <1     <1     <1     <1     <1    1.15
Cis 1,2-dichloroethane              0.38             380          <1    686     <1     <1    7.61    <1     <1    19.1
  1,1-dichloroethane                700             700000        <1    2.56    <1     <1    2.51    <1     <1     <1
 1,2-dichlorobenzene                620             72500         <1    13.1    <1     <1     <1     <1     <1     <1
 1,3-dichlorobenzene                620             61500         <1    2.l7    <1     <1     <1     <1     <1     <1
 1,4-dichlorobenzene                 75             39500         <1    5.68    <1     <1     <1     <1     <1     <1
1,2,4-trimethylbenzene              350             28500        31.4   36.2    <1     <1     <1     <1     <1     <1
l,3,5-trimethylbenzene              350             25000        11.2   14.9    <1     <1     <1     <1     <1     <1
   Isopropylbenzene                  70             25000        3.79   1.82    <1     <1     <1     <1     <1     <1
   n-propylbenzene                   70             30000         <1    3.33    <1     <1     <1     <1     <1     <1
   n-butylbenzene                    70              6900        4.59   3.48    <1     <1     <1     <1     <1     <1
  p-isopropyltoluene                 NS               NS         5.99   2.69    <1     <1     <1     <1     <1     <1
   sec-butylbenzene                  70              8500        4.29   2.54    <1     <1     <1     <1     <1     <1
      Chloroform                  0.00019            190          <1     <1    6.99   4.57    <1     <1    4.36    <1
 Carbon tetrachloride                NS               NS          <1     <1    2.73    <1     <1     <1     <1     <1
    Vinyl chloride                 0.015              15          <1    1.64    <1     <1     <1     <1     <1     <1
    Chlorobenzene                    NS               NS          <1    4.17    <1     <1    1.53    <1     <1    1.24
       Benzene                       1               5000         <1     <1    2.71    <1     <1     <1    1.49    <1
       Toluene                      1000            100000       6.64    <1     <1     <1     <1     <1     <1     <1
     Ethylbenzene                    29             29000         <1    1.79    <1     <1     <1     <1     <1     <1
      M,P - xylene                                               2.94   5.26    <2     <2     <2     <2     <2     <2
       O - xylene                                                6.92   3.78    <1     <1     <1     <1     <1     <1
    Total Xylenes                   530             87500        9.86   9.04    <1     <1     <1     <1     <1     <1
     Naphthalene                     21             15500        12.4   11.1   <10     <10    <10   <10     <10    <10
       Barium                       2000           2000000        865    828   130    1220    640    637    751    708
       Chromium                      50             50000         <80    <80   <80     134    <80    <80    <80    <80
          pH                                                     5.09   5.54   5.72   5.85   5.76    5.3   6.95   5.36

Notes:                                    Concentrations in BOLD print exceed
                                          NCAC 2L Groundwater Quality Standards.

NS - No standard for indicated compound.  Concentrations in ITALICIZED print exceed Gross Contaminant Levels.